Supplemental Term Sheet

ADJUSTABLE-RATE ALTERNATIVE LOAN PROGRAM
MORTGAGE PASS-THROUGH CERTIFICATES

(ISSUABLE IN SERIES)

J.P. MORGAN MORTGAGE ACQUISITION CORP.
Sponsor and Seller

J.P. MORGAN ACCEPTANCE CORPORATION I
Depositor

__________________

Consider carefully the risk factors beginning on page 6 in this supplemental term sheet and on page 6 in the prospectus.

The certificates will represent interests in the issuing entity only and will not represent an interest in, or an obligation of, J.P. Mortgage Acceptance Corporation I, J.P. Morgan Mortgage Acquisition Corp., J.P. Morgan Securities Inc. or any other entity.

In addition to reading this supplemental term sheet, you are encouraged to read the term sheet and the accompanying prospectus.

The issuing entity will issue:

·

senior certificates;

·

mezzanine certificates; and

·

subordinate certificates.

The assets of the issuing entity will primarily consist of a pool or pools of adjustable rate, fully amortizing mortgage loans secured by first liens on one- to four-family residential properties.

Principal and interest on the certificates will be payable monthly, beginning on the distribution date specified in the term sheet.  Credit enhancement for the certificates may consist of subordination, overcollateralization, excess interest and one or more interest rate swap agreements.

The certificates will be purchased by J.P. Morgan Securities Inc., as underwriter, from J.P. Morgan Acceptance Corporation I, as depositor, and will be offered by the underwriter from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriter has the right to reject any order.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined if this supplemental term sheet or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Delivery of the offered certificates will be made on the date specified in the term sheet in book-entry form, except for any residual certificates, which will be delivered in fully registered form.

____________________

JPMORGAN

September 8, 2006

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
SUPPLEMENTAL TERM SHEET AND THE ACCOMPANYING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC concerning the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.

We tell you about the certificates in three separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this supplemental term sheet, which describes more specifically terms of your certificates and (3) a term sheet distributed along with this supplemental term sheet.  This supplemental term sheet is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this supplemental term sheet, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar supplemental term sheet relating to these securities.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This supplemental term sheet is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this supplemental term sheet and to solicit an indication of your interest in purchasing such securities, when, as and if issued.

The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN).  JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

TABLE OF CONTENTS

SUPPLEMENTAL TERM SHEET

SUMMARY

1

RISK FACTORS

6

GLOSSARY OF DEFINED TERMS

10

DESCRIPTION OF THE MORTGAGE POOLS

10

The Indices

12

Assignment of the Mortgage Loans

12

STATIC POOL INFORMATION

12

THE ORIGINATORS

13

Countrywide Home Loans, Inc.

14

The Chase Originators

21

American Home Mortgage Corp.

25

PHH Mortgage Corporation

28

DESCRIPTION OF THE CERTIFICATES

35

General

35

Book-Entry Certificates

36

Available Distribution Amount

36

Determination of LIBOR

37

Allocation of Losses

39

Reports to Certificateholders

39

Final Scheduled Distribution Date

40

Optional Clean-Up Call

40

Voting Rights

41

THE ISSUING ENTITY

41

THE TRUSTEE

41

THE SERVICERS

45

Countrywide Home Loans Servicing LP

45

JPMorgan Chase Bank, N.A.

48

PHH Mortgage Corporation

51

THE SWAP PROVIDER

59

AFFILIATES AND RELATED TRANSACTIONS

59

SERVICING OF THE MORTGAGE LOANS

60

Servicing and Collection Procedures

60

Accounts

60

Flow of Funds

61

Compensating Interest to be Paid by the Servicers in Connection with Certain Prepaid Mortgage Loans

62

Advances

62

Compliance with Applicable Servicing Criteria and Servicer Attestation

63

Master Servicer Default; Servicer Default

63

Resignation of Servicers; Assignment and Merger

64

FEES AND EXPENSES OF THE ISSUING ENTITY

64

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

65

Yield Considerations

65

LIBOR Certificates

67

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

68

General

68

The Residual Certificates

68

Other Taxes

69

ERISA MATTERS

69

LEGAL MATTERS

72

RATINGS

72

LEGAL INVESTMENT

73

GLOSSARY OF DEFINED TERMS

74

SUMMARY

This summary highlights selected information from this supplemental term sheet and does not contain all the information that you need to consider in making your investment decision.  Please read this entire supplemental term sheet and the accompanying prospectus carefully for additional information about the certificates.

The offered certificates, except for any residual certificates, will be issued in book-entry form and in minimum denominations of $100,000 and integral multiples of $1 in excess thereof.  Any residual certificates will be issued in fully registered definitive form.

The certificates represent ownership interests in a issuing entity which will consist primarily of a pool or pools of mortgage loans.  Generally, distributions to the certificates will be solely derived from collections on the related mortgage loans.

ISSUING ENTITY

A trust specified in the term sheet will issue the certificates.  The trust will be formed pursuant to a pooling and servicing agreement among the depositor, the master servicer, the securities administrator and the trustee.  The certificates solely represent beneficial ownership interests in the issuing entity created under the pooling and servicing agreement and not an interest in, or the obligation of, the depositor or any other person.

THE TRUSTEE

HSBC Bank USA, National Association will act as trustee of the issuing entity under the pooling and servicing agreement.

THE ORIGINATORS

The mortgage loans were originated by Countrywide Home Loans, Inc., Chase Home Finance LLC and JPMorgan Chase Bank, National Association, PHH Mortgage Corporation, American Home Mortgage Corp. and by certain other originators.

We refer you to “Description of the Mortgage Pools” in this supplemental term sheet for more information.

THE SPONSOR AND SELLER

J.P. Morgan Mortgage Acquisition Corp., a Delaware corporation, has previously acquired the mortgage loans from the originator.  On the closing date, J.P. Morgan Mortgage Acquisition Corp., as seller, will sell all of its interest in the mortgage loans to the depositor.

THE DEPOSITOR

On the closing date, J.P. Morgan Acceptance Corporation I, a Delaware corporation, will assign all of its interest in the mortgage loans to the trustee for the benefit of certificateholders.

THE CUSTODIAN

JPMorgan Chase Bank, National Association will maintain custody of the mortgage files relating to the mortgage loans on behalf of the issuing entity.

THE MASTER SERVICER AND
SECURITIES ADMINISTRATOR

U.S. Bank National Association, a national banking association, will act as master servicer and securities administrator under the pooling and servicing agreement.

THE SERVICERS

JPMorgan Chase Bank, National Association, Countrywide Home Loans Servicing LP, PHH Mortgage Corporation and certain other servicers will each act as a servicer of a portion of the mortgage loans.

The servicers will service the mortgage loans originated or acquired by it pursuant to an existing purchase and servicing agreement between such servicer and the seller.  JPMorgan Chase Bank, National Association will also service, and Chase Home Finance LLC will subservice the mortgage loans originated or acquired by American Home Mortgage Corp. and by certain other originators pursuant to a servicing agreement among JPMorgan Chase Bank, National Association, Chase Home Finance LLC and the seller.  The rights of the seller under these purchase and servicing agreements and servicing agreements will be assigned to the depositor, and the depositor, in turn, will assign such rights to the trustee for the benefit of certificateholders.

We refer you to “The Servicers” and “Servicing of the Mortgage Loans” in this supplemental term sheet for more information.

THE SWAP PROVIDER

JPMorgan Chase Bank, National Association, as the swap provider under any interest rate swap agreement.

CUT-OFF DATE

The cut-off date is the date after which the issuing entity will be entitled to receive all collections on and proceeds of the mortgage loans, which is the first day of the month in which the closing date occurs.

DISTRIBUTION DATE

The 25th day of each month or, if such day is not a business day, the next business day thereafter.  Distributions on each distribution date will be made to certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the securities administrator.

RECORD DATE

Unless otherwise specified in the related term sheet, the record date for certain classes of certificates will be the last business day of the month preceding the month of a distribution date and for certain other classes of certificates will be the business day immediately preceding the related distribution date.

DISTRIBUTIONS OF INTEREST

On each distribution date, to the extent funds are available, each class of certificates (other than any principal-only certificates) will be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class principal amount of such class immediately prior to such distribution date, the applicable certificate interest rate and the related accrual period.

Interest on certain classes of certificates for each accrual period will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months, and on other classes will be calculated and payable on the basis of a 360-day year consisting of the actual number of days in the related accrual period.

Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis.

We refer you to “Description of the Certificates — Distributions of Interest” in this supplemental term sheet for more information.

INTEREST RATE SWAP AGREEMENT

The securities administrator on behalf of the supplemental interest trust may enter into an interest rate swap agreement with the swap provider for the benefit of the certain classes of certificates.  Under the interest rate swap agreement, on each distribution date, the supplemental interest trust will be obligated to pay to the swap provider from amounts available therefor pursuant to the pooling and servicing Agreement, a fixed swap payment based on a fixed rate and a notional balance, each as specified in the related prospectus supplement, and the swap provider will be obligated to pay to the supplemental interest trust a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the interest rate swap agreement), (y) the notional amount for that distribution date and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the closing date to but excluding the first distribution date), and the denominator of which is 360.  A net payment will be required to be made on each distribution date (a) by the supplemental interest trust, to the swap provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the swap provider to the supplemental interest trust to the extent that the floating amount exceeds the corresponding fixed amount.

DISTRIBUTIONS OF PRINCIPAL

The amount of principal distributable on the certificates (other than any interest-only certificates) on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the related mortgage loans among the different classes of certificates and (2) the amount of funds actually received on the related mortgage loans and available to make distributions on the certificates.  Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this supplemental term sheet.

On each distribution date, each class of certificates (other than any interest-only certificates) will receive principal payments in accordance with the priorities set forth in “Description of Certificates — Priority of Distributions” in the related prospectus supplement and based on principal collections from the related mortgage loans for the related due period.

The manner of distributing principal among the certificates will differ depending on whether a distribution date occurs before the related step-down date or on or after that date, and depending on the prepayment loss and delinquency performance of the related mortgage loans.

We refer you to “Description of the Certificates — Distributions of Principal” in this supplemental term sheet and “Description of the Securities – Distributions on Securities” in the prospectus for more information.

FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for any class of Certificates is the distribution date in the month following the scheduled maturity date for the latest maturing related mortgage loan in.  The actual final distribution date of any class of certificates may be earlier or later, and could be substantially earlier, than such class’s final scheduled distribution date.

OPTIONAL CLEAN-UP REDEMPTION OF THE CERTIFICATES

On any distribution date on or after the distribution date on which the aggregate outstanding principal balance of a pool of mortgage loans is equal to or less than a percentage specified in the term sheet of the aggregate principal balance of such pool of mortgage loans as of the cut-off date, the master servicer or a servicer will have the option to purchase all of the mortgage loans in such pool, thereby causing an early retirement of the related certificates.

We refer you to “Description of the Certificates — Optional Clean-Up Redemption of the Certificates” in this supplemental term sheet for more information.

CREDIT ENHANCEMENT

Subordination.  The mezzanine and subordinate classes of certificates will provide credit enhancement for the related senior certificates.  In addition, each class of mezzanine certificates will have a payment priority over each other class of related mezzanine certificates with a higher alpha-numerical class designation and each class of subordinate certificates will have a payment priority over each other class of related subordinate certificates with a higher alpha-numerical class designation.

Subordination is intended to enhance the likelihood of regular distributions of interest and principal on the more senior certificates and to afford those certificates protection against realized losses on the related mortgage loans.

Overcollateralization.  As of the closing date, the aggregate principal balance of the mortgage loans in each pool as of the cut-off date will exceed the aggregate outstanding principal balance of the related certificates.  This feature is referred to as overcollateralization.

The mortgage loans in each pool bear interest each month in an amount that is expected to exceed the amount needed to pay monthly interest on the related certificates and to pay the fees and expenses of the issuing entity.  A portion of this excess interest will be applied to pay principal on the related certificates to satisfy the required level of overcollateralization for the related period.  We cannot assure you that sufficient excess interest will be generated by the mortgage loans in any pool to satisfy such required levels of overcollateralization.

Excess Interest.  The mortgage loans in a pool may bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related certificates and to pay the fees and expenses of the trust related to such pool.  The excess interest from the mortgage loans in a pool each month will be available to absorb realized losses on the mortgage loans in such pool and to maintain overcollateralization for such pool at required levels as described in the pooling and servicing agreement.

We refer you to “Risk Factors — Potential Inadequacy of Credit Enhancement,” and “Description of the Certificates — Overcollateralization Provisions”” in this supplemental term sheet for more information.

Pledged Asset Loans.  A portion of the mortgage loans, in addition to being secured by real property, may be secured by a security interest in a limited amount of additional collateral owned by the borrower or a third-party guarantor.  Such additional collateral may no longer be required when the principal balance of such additional collateral loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such additional collateral loan is reduced to the applicable loan-to-value ratio for such additional collateral loan by virtue of an increase in the appraised value of the mortgaged property as determined by the related originator.

We refer you to “Description of the Mortgage Pools — The Pledged Asset Loans” in this supplemental term sheet for more detail.

SERVICING OF THE MORTGAGE LOANS

The master servicer will supervise the performance of the servicers under the purchase and servicing agreement.

Under the purchase and servicing agreements, each servicer is generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the mortgage loans on the immediately preceding determination date.  The master servicer will be obligated to make any required advance if a servicer fails in its obligation to do so, to the extent described in this supplemental term sheet.  The master servicer and each servicer will be entitled to reimburse themselves for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the mortgage loans.  However, if the master servicer or a servicer makes advances which are determined to be nonrecoverable from future payments and collections on the mortgage loan, such parties will be entitled to reimbursement for such advances prior to any distributions to certificateholders.

Each servicer will also make interest payments to compensate in part for any shortfall in interest payments on the certificates which results from a mortgagor prepaying a mortgage loan.  If a servicer fails to make required payments in respect of such shortfalls, the master servicer will be obligated to reduce a portion of its master servicing fee to the extent necessary to fund any such shortfalls.

We refer you to “Servicing of the Mortgage Loans” in this supplemental term sheet for more detail.

FEES AND EXPENSES

Before payments are made on the certificates, the servicers will be paid a monthly fee equal to a certain percentage of the principal balance of the mortgage loans as described under “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses” in this supplemental term sheet.

Compensation to the securities administrator may consist of investment income on funds held in the distribution account and/or a specified percentage of the outstanding principal balance of each mortgage loan, payable monthly. The securities administrator will pay the trustee fee and the master servicer fee from such income.  Expenses of the servicers, the master servicer, the trustee and the securities administrator may be reimbursed from the issuing entity before payments are made on the certificates.

MATERIAL FEDERAL INCOME
TAX CONSEQUENCES

For federal income tax purposes, a designated portion of the issuing entity will comprise multiple REMICs: one or more underlying REMICs and a single upper-tier REMIC.  Each underlying REMIC will hold either mortgage loans or uncertificated regular interests and will issue several classes of uncertificated regular interests and a single residual interest.  The upper-tier REMIC will hold as assets regular interests issued by one or more underlying REMICs and will issue the several classes of certificates, which, other than the residual certificates, will represent the regular interests in the upper-tier REMIC.  The residual certificates will represent ownership of the residual interest in the upper-tier REMIC.

We refer you to “Material Federal Income Tax Consequences” in this supplemental term sheet and in the prospectus for more information.

ERISA MATTERS

Subject to important considerations described under “ERISA Matters” in this supplemental term sheet and “ERISA Considerations” in the accompanying prospectus, the certificates rated in one of the four highest generic rating categories by at least one nationally recognized statistical rating organization, other than the residual certificates, are expected to be eligible for purchase by persons investing assets of employee benefit plans or other retirement arrangements.  The residual certificates will not be eligible for purchase by any such plan or arrangement, except as described herein.

We refer you to “ERISA Matters” in this supplemental term sheet and “ERISA Considerations” in the accompanying prospectus for more information.

LEGAL INVESTMENT

Generally any certificate rated in one of the two highest generic rating categories by at least one nationally recognized statistical rating organization will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, so long as they are rated in one of the two highest generic rating categories by at least one nationally recognized statistical rating organization.  You should consult your legal advisor in determining whether and to what extent the certificates constitute legal investments for you.

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

We refer you to “Legal Investment” in the prospectus for more information.

RISK FACTORS

Investors should consider the following factors in connection with the purchase of certificates.  You should also consider the risk factors described in the accompanying prospectus.

Prepayments Are Unpredictable and Affect Yield

The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the related mortgage loans.  A portion of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty.  The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity.  For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase.  Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

A portion of the mortgage loans may impose a penalty for certain early full or partial prepayments of a mortgage loan.  If a mortgage loan imposes a prepayment penalty and the mortgagor makes a prepayment during a specified period which generally ranges from a minimum of six months to a maximum of five years after origination and the amount of such prepayment is in excess of a certain amount, a penalty is imposed and will be collected to the extent permitted under applicable law.  Prepayment penalties may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.

The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

We cannot predict the rate at which borrowers will repay their mortgage loans.  See “Risk Factors— Yield is Sensitive to Rate of Principal Prepayment” in the prospectus for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

Rapid prepayments on the mortgage loans will reduce the yield on any Interest-Only Certificates.

The Interest-Only Certificates, if any, receive only distributions of interest.  Distributions to the holders of these classes are based on their respective notional amount.  You should fully consider the risks associated with an investment in the Interest-Only Certificates.  If the mortgage loans prepay faster than expected, holders of the Interest-Only Certificates may not fully recover their initial investment.

Holding Subordinate Certificates Creates Additional Risks

The protections afforded the senior certificates in this transaction create risks for the mezzanine and subordinate certificates.  Prior to any purchase of mezzanine and subordinate certificates, consider the following factors that may adversely impact your yield:

·

Because the mezzanine and subordinate certificates receive interest and principal distributions after the related senior certificates receive such distributions, there is a greater likelihood that the mezzanine and subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

·

Losses on the mortgage loans will generally first be allocated to the related subordinate certificates in reverse order of their priority of payment and then to the related mezzanine certificates in reverse order of their priority of payment. A loss allocation results in a reduction of a certificate balance without a corresponding distribution of cash to the holder.  A lower certificate balance will also result in less interest accruing on that certificate.

·

If the servicer or the master servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the related certificates which will impact the related mezzanine and subordinate certificates.

·

The earlier in the transaction that a loss on a mortgage loan occurs and is allocated to a certificate, the greater the impact on the yield of that certificate.

Excess Interest Generated By Certain Mortgage Loans May Be Insufficient to Maintain Related Overcollateralization

We expect the mortgage loans in each pool to generate more interest than is needed to pay interest owed on the related certificates and to pay certain fees and expenses of the issuing entity related to such pool.  Any remaining interest will then be used to absorb losses that occur on the related mortgage loans.  After these financial obligations of the issuing entity are covered, the available excess interest will be used to maintain overcollateralization for the related certificates.  We cannot assure you, however, that enough excess interest will be generated by the mortgage loans in a pool to maintain the required level of overcollateralization.  The factors described below will affect the amount of excess interest that the mortgage loans in a pool will generate.

·

Every time a mortgage loan is prepaid in full or in part, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

·

Every time a mortgage loan is liquidated or written off, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest.

If the rates of delinquencies, defaults or losses on a mortgage loan in such a pool turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on the applicable date to make required distributions on the certificates.

Certain Certificates are subject to the Credit Risk of the Swap Provider

The securities administrator may enter into an interest rate swap agreement with the swap provider, for the benefit of certain certificates.  The interest rate swap agreement will require the swap provider to make certain payments in the circumstances set forth in the related prospectus supplement.  The receipt of such amounts by such certificates will be subject to the credit risk of the swap provider.  Although there is a mechanism in place to facilitate the replacement of the swap provider upon the default or credit impairment of the swap provider, there can be no assurance that any such mechanism will result in the ability of the securities administrator to obtain a suitable replacement interest rate swap agreement.

High Balance Mortgage Loans

As of the cut-off date, the principal balances of certain mortgage loans were in excess of $1,000,000.  You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the pool.

Servicing Transfers May Increase Delinquencies

Servicing of certain mortgage loans may be transferred to JPMorgan Chase Bank, National Association after the closing date.  The transfer of servicing of these mortgage loans  may result in a temporary increase in the delinquencies on the transferred mortgage loans.

Limited Recourse

Neither the certificates nor the assets of the issuing entity will be guaranteed by the depositor, the seller, the master servicer, the servicer, the securities administrator, the trustee or any of their respective affiliates or insured by any governmental agency.  Consequently, if collections on the mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

Potential Inadequacy of Credit Enhancement

The credit enhancement features described in this supplemental term sheet are intended to enhance the likelihood that holders of the senior and mezzanine certificates will receive regular payments of interest and principal, as applicable.  However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans.  If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.

Mortgage Loan Rates May Adversely Affect the Yield on Your Certificates

A variety of factors could limit the interest rates on the Certificates and may adversely affect the yields to maturity on the Certificates.  Some of these factors are described below.

·

The LIBOR Certificates accrue interest at a certificate interest rate equal to the One-Month LIBOR index plus the related certificate margin, but are subject to a limit equal to the lesser of (a) the weighted average of the net interest rates on the related mortgage loans (adjusted for the actual number of days in the related accrual period) and (b) a rate set forth in the related prospectus supplement.  The certificate interest rates for the LIBOR Certificates adjust monthly while the mortgage rates on the related mortgage loans adjust less frequently.  Consequently, the cap on the interest rate applicable to the LIBOR Certificates based on the weighted average of the net interest rates of the related mortgage loans may limit increases in such certificate interest rates for extended periods if the One-Month LIBOR rate applicable to such certificates is rising.  As a result, the LIBOR Certificates may accrue less interest than such class would have accrued if its interest rate was based solely on the One-Month LIBOR index plus the related certificate margin.

·

Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT may change at different times and in different amounts than One-Month LIBOR.  As a result, it is possible that the Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT rate applicable to the mortgage loans may decline while the One-Month LIBOR rate applicable to the LIBOR Certificates is stable or rising, increasing the likelihood that the limit (described above) will apply to the certificate interest rate applicable to the LIBOR Certificates.  It is also possible that the Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT rate applicable to the mortgage loans and the One-Month LIBOR rate applicable to the LIBOR Certificates may decline or increase during the same period, but One-Month LIBOR may decline more slowly or increase more rapidly.

·

The certificate interest rate for each class of Certificates that is entitled to interest, other than the LIBOR Certificates, is fixed while the mortgage rates on the related mortgage loans adjust.  Consequently, the limit  on the certificate interest rate applicable to such certificates equal to the weighted average of the net interest rates on the related mortgage loans may limit the certificate interest rates of one or more classes of such certificates for extended periods in a falling interest rate environment.

·

All of the mortgage loans have periodic and maximum limitations on adjustments to their interest rates.

If the certificate interest rate on any class of certificates is subject to the cap described above, the resulting basis risk shortfalls may be recovered by the holders of such certificates on such distribution date or on future distribution dates to the extent that there are available funds remaining after distributions on the related certificates and the payment of certain fees and expenses of the issuing entity related to such pool and, with respect to certain certificates, there is sufficient cashflow generated under the interest rate swap agreement.  No assurances can be given that such additional funds will be available.

Cash Flow Considerations and Risks

The mortgage loans in the related pool, the related mortgaged property and other assets of the issuing entity are the sole source of payments on the certificates.  Even if the mortgaged properties provide adequate security for the mortgage loans, you could encounter substantial delays in connection with the liquidation of mortgage loans that are delinquent.  This could result in shortfalls in payments on the related certificates if the credit enhancement provided by subordination is insufficient.  Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and could thereby reduce the proceeds payable to certificateholders.  If any of the mortgaged properties fails to provide adequate security for the mortgage loans, related certificateholders could experience a loss if the credit enhancement created by the subordination has been exhausted.

Simultaneous Second Lien Risk

With respect to a portion of the mortgage loans, at the time of origination of the first lien mortgage loan, the originator also originated a second lien mortgage loan on the same property which is not included in the aggregate pool.  With respect to mortgage loans that have second lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them since mortgagors have less equity in the mortgaged property. In addition, the servicer may declare a default on the second lien loan even though the first lien loan is current which would constitute a default on the first lien loan. In addition to the mortgage loans discussed above that have simultaneous subordinate financing provided by the originator, with respect to certain other mortgage loans, at the time of origination of the first lien mortgage loan, the related mortgaged property may also be encumbered by a second lien mortgage to a mortgagee other than the originator. Investors should also note that any mortgagor may obtain subordinate financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

Concentration of Mortgage Loans Could Adversely Affect Your Investment

A substantial amount of the aggregate principal balance of the mortgage loans are secured by mortgaged properties located in California.  There may also significant concentrations of mortgage loans in other states.  Consequently, losses and prepayments on the mortgage loans in a particular pool and the resultant payments on the related certificates may be affected significantly by changes in the housing markets and the regional economies in any of these areas and by the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, tidal waves, mud slides, fires and floods in these areas.

Hurricanes May Have Affected Mortgaged Properties

Hurricanes, which have struck the Gulf Coast region of the United States during the months of July, August, September and October 2005, may have adversely affected any mortgaged properties located in that area.  The related originator or the seller will make a representation and warranty that each mortgaged property is free of material damage and in good repair as of the closing date.  We do not know how many mortgaged properties have been or may be affected by the hurricanes.  No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes.  Any adverse impact as a result of this event may be borne by the holders of the certificates, particularly if the related seller fails to repurchase any mortgage loan that breaches this representation and warranty or the damage to a mortgaged property occurs after the closing date.

In addition, we are unable to predict the effect of the hurricanes on the economy in the affected regions.  The full economic impact of the hurricanes is uncertain but may affect the ability of borrowers to make payments on their mortgage loans, the ability of the servicer to make collections on mortgage loans and the level of forbearance afforded by the servicer to borrowers.  Initial economic effects appear to include localized areas of nearly complete destruction of the economic infrastructure and cessation of economic activity, regional interruptions in travel and transportation, tourism and economic activity generally, and nationwide decreases in petroleum availability with a corresponding increase in price.

GLOSSARY OF DEFINED TERMS

A glossary of defined terms used in this supplemental term sheet begins on page 74. Any terms used in this supplemental term sheet but not defined in the glossary are defined in the accompanying prospectus.

DESCRIPTION OF THE MORTGAGE POOLS

None of the Mortgage Loans will be guaranteed by any governmental agency.  Pursuant to the Assignment Agreements, the Seller and the Depositor will assign to the Trustee, on behalf of the Issuing Entity, their respective interests in the underlying Purchase and Servicing Agreements with respect to the Mortgage Loans originally entered into between the Seller and the related Originator.

The Mortgage Loans have been acquired directly or indirectly by the Seller from the Originators in the ordinary course of its business pursuant to the Purchase and Servicing Agreements.  The Countrywide Mortgage Loans, the Chase Originator Mortgage Loans, the PHH Mortgage Loans and the American Home Mortgage Loans were underwritten substantially in accordance with the related underwriting criteria specified herein.  See “The Originators” below.  All other Mortgage Loans were underwritten substantially in accordance with the underwriting criteria described herein under “The Originators— General Underwriting Guidelines”.  The Servicers will generally service the Mortgage Loans pursuant to their respective Purchase and Servicing Agreements with the Seller, which agreements, as they relate to the Mortgage Loans, have been assigned to the Trustee, on behalf of the Issuing Entity.  JPMCB, as servicer, and CHF, as subservicer, may service the Mortgage Loans originated or acquired by American Home and certain Mortgage Loans originated by other Originators pursuant to the JPMCB Servicing Agreement.

All of the Mortgage Loans provide for payments due on the first day of each month.  Due to the provisions for monthly advances by the applicable Servicer, scheduled payments made by the borrowers either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.  A portion of the Mortgage Loans do not include prepayment penalties for early voluntary prepayments in full or in part.

No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date.  If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loan.

The term sheet and the related prospectus supplement may contain important information about the mortgage loans in each Pool, subject to a variance, including:

·

the Mortgage Rates and the original principal balances of the Mortgage Loans;

·

the Loan-to-Value Ratios of the Mortgage Loans as of the Cut-Off Date;

·

the types of Mortgaged Properties;

·

the geographic distribution by state of the Mortgaged Properties;

·

the weighted average remaining term to maturity of the Mortgage Loans;

·

the original terms to maturity of the Mortgage Loans;

·

the stated owner occupancy status of the Mortgaged Properties when the Mortgage Loans were originated;

·

the mortgagor’s purpose of financing; and

·

the weighted average credit score.

The Pledged Asset Loans

Certain Mortgage Loans that have a Loan-to-Value Ratio generally in excess of 80% and are not covered by a primary mortgage insurance policy will be either (i) secured by a security interest in additional collateral (usually securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in additional collateral (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by the related Originator or another lender to the guarantor.  The amount of the Pledged Assets securing a Pledged Asset Loan generally equals the down payment or equity required by the related Originator.  The requirement to maintain Pledged Assets generally terminates when the principal balance of such Pledged Asset Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such Pledged Asset Loan is reduced to the applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by the related Originator.

If the Mortgage Loans include any such loans, on or prior to the Closing Date, the Depositor will have assigned to the Issuing Entity its rights under the Limited Purpose Surety Bond.  The Limited Purpose Surety Bond will not cover any payments on the Certificates that are recoverable or sought to be recovered as a voidable preference under applicable law.

No assurance can be given as to the amount of proceeds, if any, that might be realized from Pledged Assets.  Proceeds from the liquidation of any Pledged Assets will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge or guaranty agreement, as applicable.

The Indices

The Mortgage Rate for all of the Mortgage Loans will be adjusted semi-annually or annually on the related adjustment date to a rate based on the related index plus a margin.  The index in each case is the Six-Month LIBOR index, the 1-Year LIBOR index, or the 1-Year CMT index.

Assignment of the Mortgage Loans

Under the Assignment Agreements, the Seller will sell the Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Issuing Entity.  Pursuant to the Assignment Agreements the Seller will transfer to the Depositor and the Depositor will transfer to the Trustee its rights under the Purchase and Servicing Agreements with respect to certain representations, warranties and covenants made by the Originators relating to, among other things, certain characteristics of the Mortgage Loans.  In addition, pursuant to the Pooling and Servicing Agreement, the Seller will make certain representations, warranties and covenants relating to certain characteristics of the Mortgage Loans as of the Closing Date.  The related Originator or the Seller will be obligated to purchase or substitute a similar mortgage loan for any Defective Mortgage Loan as described in “The Agreements — Assignment of the Issuing Entity Assets” in the accompanying prospectus and “The Issuing Entity — Representations by Sellers or Originators; Repurchases” in the accompanying prospectus.

Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, on behalf of the Issuing Entity, all of its rights to the Mortgage Loans and its rights under the Assignment Agreements (including the right to enforce the Originators’ purchase obligations).  The obligations of the Originators and the Seller with respect to the Certificates are limited to their respective obligations to purchase or substitute for Defective Mortgage Loans.

Please review the additional material for additional information concerning the Mortgage Loans.

STATIC POOL INFORMATION

The depositor will make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations.  The static pool information material to this offering of certificates is located at http://www.jpmorgan.com/staticpool/mbs/JPALT 2006-A5.  The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.

THE ORIGINATORS

General

A portion of the Mortgage Loans were originated by Countrywide, the Chase Originators, PHH Mortgage and American Home.  No other Originator originated more than 10% of the Mortgage Loans in any Pool.

The Mortgage Loans have been acquired directly or indirectly by the Seller from the Originators in the ordinary course of its business pursuant to the Purchase and Servicing Agreements.  The Countrywide Mortgage Loans, Chase Originator Mortgage Loans, PHH Mortgage Loans and American Home Mortgage Loans were underwritten substantially in accordance with the underwriting criteria specified in this section for such Originator.  Any other Mortgage Loans were underwritten substantially in accordance with the underwriting criteria described below under “—General Underwriting Guidelines”.  The information set forth below with respect to Countrywide, the Chase Originators, PHH Mortgage and American Home has been provided by Countrywide, the Chase Originators, PHH Mortgage and by American Home, respectively.

General Underwriting Guidelines

Underwriting standards are applied by or on behalf of a lender to evaluate a borrower’s credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral.  In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information.  As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy.  In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer), which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future.  If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns.  The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.  See “The Trust Fund—The Loans—Underwriting Standards” in the prospectus.

A lender may also originate mortgage loans pursuant to alternative sets of underwriting criteria under reduced or limited documentation programs.  These programs are designed to facilitate the loan approval process.  Under these programs, certain documentation concerning income/employment and asset verification is reduced or excluded.  Loans underwritten under these programs are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion.  Permitted maximum loan-to-value ratios under these programs are generally more restrictive than those under the lender’s standard underwriting criteria.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor’s monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet the monthly payments on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac.  Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.  Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

From time to time, exceptions to a lender’s underwriting policies may be made.  Such exceptions may be made on a loan-by-loan basis at the discretion of the lender’s underwriter.  Exceptions may be made after careful consideration of certain mitigating factors such as borrower liquidity, employment and residential stability and local economic conditions.

Countrywide Home Loans, Inc.

Note: Loan-to-Value Ratio as used in “—Underwriting Standards” below has the following meaning:

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

·

in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

·

in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under “—Underwriting Standards—General”.

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

·

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

·

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See “—Underwriting Standards—General” below.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards

General

Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), has been originating mortgage loans since 1969.  Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation.  Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history.  FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan.  FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits.  If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%.  If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate.  If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application.  The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both.  Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this supplemental term sheet, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived.  Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%.  Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

The Chase Originators

General.  The Chase Originator Mortgage Loans were originated by JPMCB generally using underwriting guidelines as set forth below. See “Underwriting Guidelines (Chase Originator Mortgage Loans originated using the CHF Alternative A Underwriting Policies)” and “Underwriting Guidelines (other than Chase Originator Mortgage Loans originated using the CHF Alternative A Underwriting Policies)”. JPMCB is a wholly owned bank subsidiary of JPMorgan Chase & Co.  (“JPMorgan Chase”), a Delaware corporation whose principal office is located in New York, New York. JPMCB is a commercial bank offering a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

As of June 30, 2006, JPMorgan Chase Bank, National Association, had total assets of $1,144.7 billion, total net loans of $396.4 billion, total deposits of $628.6 billion, and total stockholder’s equity of $89.4 billion. These figures are extracted from JPMCB’s unaudited Consolidated Reports of Condition and Income as of June 30, 2006, which are filed with the Federal Deposit Insurance Corporation.

Prior to January 1, 2005, JPMCB formed Chase Home Finance LLC (“CHF”), a wholly-owned, Delaware limited liability company.

CHF acquired the Chase Originator Mortgage Loans immediately after the origination by or for JPMCB. CHF (or a predecessor in interest) has been originating or acquiring mortgage loans for over 50 years and has been originating or acquiring mortgage loans similar to the Chase Originator Mortgage Loans at least since 1998. CHF originated approximately $173.6 billion, $94.6 billion and $85.4 billion of mortgage loans during 2003, 2004 and 2005, respectively. As of June 30, 2006, CHF had originated $36.6 billion of mortgage loans during 2006.

Underwriting Guidelines (Chase Originator Mortgage Loans originated using the CHF Alternative A Underwriting Policies). The following is a description of the underwriting policies customarily employed by CHF with respect to certain residential mortgage loans which it originated during the period of origination of the Mortgage Loans. Such Mortgage Loans originated by JPMorgan Chase Bank, National Association during such period were also originated using such underwriting policies. The Chase Originators have represented to the Seller that, except for a limited number of these Chase Originator Mortgage Loans, such Chase Originator Mortgage Loans were originated generally in accordance with such policies. The depositor believes that such Mortgage Loans subject to the exception in the previous sentence were originated generally in accordance with the underwriting policies of CHF. References to Mortgage Loans in this section refer to the Chase Originator Mortgage Loans originated or acquired by the Chase Originators in accordance with the underwriting guidelines described below.

Such Mortgage Loans were not originated in a manner generally consistent with Fannie Mae or Freddie Mac published underwriting guidelines and were originated using underwriting policies (the “CHF Alternative A Underwriting Policies”) that are different from and, in certain respects, less stringent than the general underwriting policies of CHF. For example, such Mortgage Loans include mortgage loans secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans with higher loan-to-value ratios or mortgage loans made to borrowers whose ratios of debt service on the mortgage loans to income and total debt service on borrowings to income are higher than for such other programs, or mortgage loans made to international borrowers. Other examples include mortgage loans secured by shares in cooperative housing corporations, “condotels,” smaller or larger or otherwise unusual parcels of land and mortgage loans with higher loan-to-value ratios than in such other programs. The inclusion of such Mortgage Loans may present certain risks that are not present in such other programs.

Under the CHF Alternative A Underwriting Policies, the borrower is required to complete an application designed to provide to CHF pertinent credit information concerning the borrower. As part of the description of the borrower’s financial condition, each borrower is required to furnish information (which may have been supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history and employment history, and to furnish an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. The borrower may also be required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of non-owner occupied properties, income derived from the mortgaged property may be considered for underwriting purposes. With respect to mortgaged property consisting of a vacation or second home, generally no income derived from the property is considered for underwriting purposes.

Pursuant to CHF’s “Streamlined Refinance Program,” borrowers for whom CHF currently services their mortgage are eligible for reduced verification and documentation of application information on a refinance or purchase transaction. In order to qualify for this program, the borrower’s most recent 12 month mortgage history (24 months for purchase transactions) with CHF must verify document that the account has been paid as agreed with no delinquency greater than 30 days past due. Additional credit history is generally not required, except certain transaction such as 2-4 units, refinances of government insured loans, and purchase transactions require standard CHF credit history documentation. The property value on a refinance may have been established by validation that the original value has not declined. The property value for a purchase transaction always follows standard CHF documentation requirements. Income and assets as stated on the application generally do not require verification. Debt ratios generally are not required.

Under CHF’s “Reduced Documentation Program,” Mortgage Loans were originated under the “no ratio” or “no income verification” guidelines. Under the “no ratio” guidelines, no income is stated or verified but source(s) of income are verified; under the “no income verification” guidelines income is stated but not verified; assets are verified in the case of both such guidelines.

Under CHF’s “No Doc” program, no employment information, sources of income, income amount or assets are disclosed. Additionally, employment verification is not required. The underwriting for such mortgage loans are based primarily or entirely on a stronger credit profile (evidenced by a higher minimum FICO credit risk score), a lower maximum product limit and additional due diligence performed on the collateral.

Pursuant to CHF’s Stated Income Stated Asset Program (which is sometimes referred to as CHF’s “SISA” program), verification of the income and assets, as stated on the application, is not required. The underwriting for such mortgage loans requires AUS approval and is based entirely on stronger credit profile and lower loan-to-value ratio requirements.

The Mortgage Loans originated using CHF Alternative A Underwriting Policies described above may experience greater rates of delinquency, foreclosure and loss than mortgage loans required to satisfy more stringent underwriting standards.

CHF requires an appraisal to be made of each property to be financed. The appraisal is conducted by an independent fee appraiser. The person conducting the appraisal personally visits the property and estimates its market value on the basis of comparable properties. The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, for purchaser transactions, the lower of purchase price or appraised value determines the maximum amount which will be advanced against the property. For refinances, generally the appraised value would be used.

Underwriting Guidelines (other than Chase Originator Mortgage Loans originated using the CHF Alternative A Underwriting Policies). The following is a description of the underwriting policies customarily employed by CHF with respect to certain residential mortgage loans which it originated during the period of origination of the Mortgage Loans. Such Mortgage Loans originated by JPMorgan Chase Bank, National Association during such period were also originated using such underwriting policies. The Chase Originators have represented to the Seller that, except for a limited number of these Chase Originator Mortgage Loans, such Chase Originator Mortgage Loans were originated generally in accordance with such policies. The depositor believes that such Mortgage Loans subject to the exception in the previous sentence were originated generally in accordance with the underwriting policies of CHF. References to Mortgage Loans in this section refer to the Chase Originator Mortgage Loans originated or acquired by the Chase Originators in accordance with the underwriting guidelines described below.

Such Mortgage Loans were originated in a manner generally consistent, except as to loan amounts, with Fannie Mae or Freddie Mac published underwriting guidelines. CHF believes that each Mortgage Loan originated in such a manner generally meets the credit, appraisal and underwriting standards described in such published underwriting guidelines, except for the original principal balances of such Mortgage Loans. Initially, a prospective borrower is required to fill out an application designed to provide pertinent information about the borrower’s assets, liabilities, income and credit, the property to be financed and the type of loan desired. CHF obtains a three-file merged credit report for each borrower, which summarizes each repository’s credit score, credit history and depth, and any derogatory public records. The middle of three credit scores is used if there is a single applicant and the lower of both middle credit scores is used if there are joint applicants. In addition, CHF verifies employment, income and assets. Self-employed prospective borrowers are generally required to submit their federal income tax returns for the last two years and in certain cases a separate statement of income and expenses independently verified by a third party.

Once the necessary information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligations on the proposed loan and other expenses related to the residence (such as property taxes and insurance) as well as to meet other financial obligations and monthly living expenses. For loans with a loan-to-value ratio of 80% or less, CHF’s lending guidelines require that all current fixed obligations of the borrower (including mortgage payments based on CHF’s mortgage rates at the time of the application and other expenses related to the residence) generally may not exceed 40% of the borrower’s gross income in the case of a borrower with income of under $75,000, 42% of the borrower’s gross income in the case of a borrower with income of between $75,000 and $150,000 and 44% of the borrower’s gross income in the case of a borrower with income in excess of $150,000. For interest-only mortgage loans with a loan-to-value ratio between 80.01% and 90%, CHF’s lending guidelines require that the mortgage payments (based on CHF’s mortgage rates at the time of application) plus applicable real property taxes, any condominium common charges and hazard insurance, as well as all other monthly obligations (revolving debt, car payments, etc.), generally may not exceed 40% of the borrower’s gross income. For amortizing adjustable rate mortgage loans with a loan-to-value ratio greater than 80.01% with a Minimum Credit Risk Score of 620-659, CHF’s lending guidelines require that the mortgage payments (based on CHF’s mortgage rates at the time of application) may not exceed 36% of the borrower’s gross income. For amortizing adjustable rate mortgage loans with a loan-to-value ratio greater than 80.01% with a Minimum Credit Risk Score greater than or equal to 660, CHF’s lending guidelines require that the mortgage payments (based on CHF’s mortgage rates at the time of application) may not exceed 40% of the borrower’s gross income. Other credit considerations may cause CHF to depart from these guidelines in certain cases. Where there are two individuals signing the mortgage note, the income and debts of both are included in the computation.

Pursuant to CHF’s Reduced Documentation Program, written verification of the borrower’s income is not required. In order to qualify for the program, the borrower must satisfy a 20% down-payment requirement from the borrower’s own assets. These assets are verified through bank statements and may be supplemented by third-party verification. A residential mortgage credit report, or “in file” report, is obtained and reviewed to determine the borrower’s repayment history. The maximum loan-to-value ratio of any mortgage loan originated under this program is approximately 80% (65% for “cash out” refinancings).

Pursuant to CHF’s Streamlined Refinance Program, verification and documentation of application information is reduced for borrowers who refinance fully amortizing mortgage loans serviced by CHF. In order to qualify for this refinance program, the borrower must have demonstrated overall creditworthiness as defined in the program guides. In addition, a documented servicing record with respect to such borrower of at least 24 months must be available. If there are multiple lenders during such 24 month period, CHF must have been the servicer for at least the most recent 12 months.

Pursuant to CHF’s “No Doc” program, no employment information, sources of income, income amount or assets are disclosed. Additionally, employment verification is not required. The underwriting for such mortgage loans is based primarily or entirely on a stronger credit profile (evidenced by a higher minimum FICO credit risk score), a lower maximum product limit and additional due diligence performed on the collateral.

“Stated Income Stated Asset Program” (which is sometimes referred to as “Simply Signature”) is CHF’s “reactive” program. While income and assets are not verified, eligibility and approval are determined by CHF’s automated underwriting system and are based on a stronger borrower credit history and profile.

CHF requires an appraisal (which in certain circumstances may be a confirmation of an existing appraisal) to be made of each property to be financed. The appraisal is conducted by an independent fee appraiser who visits the property and estimates its market value. The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, the lower of purchase price or appraised value determines the maximum amount which will be advanced against the property. For certain jumbo loans in high value markets, the lower value of two appraisals would be used if certain dollar amounts and loan-to-value thresholds are exceeded.

CHF obtains a search of the liens of record to which the property being financed is subject at the time of origination. Title insurance is required in the case of all mortgage loans.

From time to time, exceptions and/or variances to CHF’s non Alternative A Underwriting Policies and CHF’s Alternative A Underwriting Policies may be made. Such exceptions and/or variances may be made only if specifically approved on a loan-by-loan basis by certain credit personnel of CHF who have the authority to make such exceptions and/or variances. Exceptions and/or variances may be made only after careful consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

American Home Mortgage Corp.

General.  American Home Mortgage Corp. is a New York corporation.  American Home conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by American Home’s call center.  American Home operates more than 600 retail and wholesale loan production offices located in 45 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia.  American Home has been originating mortgage loans since its incorporation in 1988, and has been originating adjustable-rate mortgage (“ARM”) loans since such date.  The principal executive offices of American Home are located at 538 Broadhollow Road, Melville, New York 11747.

The following table reflects American Home’s originations of ARM loans for the past three years and for the six months ended June 30, 2006:

Short Reset ARM Loans	Year Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2005	Six Months Ended June 30, 2006
Number of Loans	9,652	21,858	28,177	25,481
Principal Balance	$2,019,187,747	$5,258,161,603	$9,538,959,441	$9,775,482,753
Long Reset ARM Loans	Year Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2005	Six Months Ended June 30, 2006
Number of Loans	7,364	19,282	42,559	15,021
Principal Balance	$1,651,545,617	$4,611,088,818	$11,228,861,541	$4,466,172,408

With respect to the table above, a short reset ARM loan is any ARM loan without an initial fixed-rate period or with an initial fixed-rate period of three years or less, and a long reset ARM loan is any ARM loan with an initial fixed-rate period of five years or more.

American Home is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the certificates.

Underwriting Guidelines.  The following information generally describes American Home’s underwriting guidelines with respect to mortgage loans originated pursuant to its “conforming” or “prime” underwriting guidelines and its Alt-A underwriting guidelines.

The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the U.S. Department of Veterans Affairs (VA), the U.S. Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by American Home. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

American Home’s non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac, but these loans are “non-conforming” in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the U.S. Department of Veterans Affairs.

American Home’s underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. These standards are applied in accordance with applicable federal and state laws and regulations.  Exceptions to the underwriting standards may be permitted where compensating factors are present.  In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.  With respect to second homes and vacation properties, no income derived from the property will have been considered for underwriting purposes.  Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

American Home underwrites a borrower’s creditworthiness based solely on information that American Home believes is indicative of the applicant’s willingness and ability to pay the debt they would be incurring.

Non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac, in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both.  For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both.  Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

American Home obtains a credit report for each borrower that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report.  A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by American Home non-conforming loan guidelines for these loans is 620 and the average is typically over 700.  For American Home Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last twelve months.

In addition to reviewing the borrower’s credit history and credit score, American Home underwriters closely review the borrower’s housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent twelve months. In general, for Alt-A loans, the borrower may have no more than one payment that was made over 30 days after the due date for the most recent twelve months.

In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae’s Desktop Underwriter, Freddie Mac’s Loan Prospector automated underwriting systems, a customized form of Fannie Mae’s Desktop Underwriter called Custom Desktop Underwriter, or they have been manually underwritten by American Home’s underwriters. American Home’s Alt-A loan products generally have been approved manually by contract underwriters provided by certain mortgage insurance companies or by American Home’s senior underwriters. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower’s income will support the total housing expense on an ongoing basis.  Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense, the underwriter must evaluate the borrower’s ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower’s monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower’s ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

Every mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on-site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties and a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser’s judgment. In addition, each appraisal is reviewed for accuracy and consistency by American Home’s vendor management company or an underwriter of American Home or a mortgage insurance company contract underwriter.

The appraiser’s value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. American Home sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, American Home requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction, loans on second homes or loans on investment properties. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all loans in which the loan-to-value ratio exceeds 80%, American Home requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels.  For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

American Home realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting.  Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation.   Therefore, each case is weighed individually on its own merits and exceptions to American Home’s underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

PHH Mortgage Corporation

The information set forth in this section of this supplemental term sheet has been provided by PHH Mortgage.

PHH Mortgage, a New Jersey corporation, is a wholly owned subsidiary of PHH Corporation.  PHH Mortgage is a centralized mortgage lender, which provides residential mortgage banking services in all 50 states, the District of Columbia and the United States Virgin Islands.  PHH Mortgage’s business consists primarily of the acquisition/origination, sale and servicing of residential first- and second-lien mortgage loans.  PHH Mortgage is qualified to do business (to the extent qualification is required) in each state where its mortgage program is offered.  It maintains licenses in various states as a real estate or mortgage broker, and/or as a mortgage banker, and/or as a first or second mortgage lender, as applicable.  It also has the following approvals: HUD nonsupervised one- to four-family mortgagee; FHA approved mortgagee; Fannie Mae first and second mortgage one- to four-family seller/servicer; Freddie Mac first and second mortgage one- to four-family seller/servicer; GNMA mortgage backed securities issuer under the GNMA I and GNMA II single family programs; and supervised VA lender.

On January 31, 2005, PHH Corporation completed the previously announced spin-off from Cendant Corporation.  Shares of PHH Corporation common stock were distributed to Cendant Corporation shareholders in the form of a tax-free stock dividend. PHH Corporation shares began “regular way” trading on the New York Stock Exchange on February 1, 2005.  In connection with the spin-off, certain subsidiaries of Cendant Corporation entered into agreements with PHH Corporation and certain of its mortgage subsidiaries for the purpose of forming a venture intended to originate mortgage loans for customers of Cendant Corporation's real estate brokerage and relocation businesses.

PHH Mortgage maintains its executive offices at 3000 Leadenhall Road, Mt.  Laurel, New Jersey 08054, and its telephone number is (856) 917-6000.

PHH Mortgage purchases, originates, sells and services residential mortgages in the United States via the following channels:

Financial Institutions Channel: PHH Mortgage is a leading provider of “private label” mortgage origination and servicing for financial institutions and other entities. Through this channel, PHH Mortgage offers a complete outsourcing solution, from processing applications through funding to secondary market sales of loans and ongoing servicing, for clients that want to offer mortgage services to customers, but are not equipped to handle all aspects of the process cost-effectively.

Real Estate Brokers Channel: PHH Mortgage works with real estate brokers to provide their customers mortgage loans. As a result of these affiliations with real estate brokers, PHH Mortgage has access to home buyers at the time of purchase. Through this channel, mortgage products are marketed to customers of Cendant Corporation’s real estate brokerage and relocation businesses through a joint venture between certain subsidiaries of Cendant Corporation and PHH Corporation and certain of its mortgage subsidiaries.  Additionally, PHH Mortgage works with brokers that are not affiliated with Cendant Corporation.

Substantially all of the origination and acquisition activities are conducted by PHH Mortgage from centralized facilities located in Mt. Laurel, New Jersey, Jacksonville, Florida and in East Providence, Rhode Island.  PHH Mortgage offers mortgages through the following platforms:

Teleservices.  Mortgages are offered to consumers through a toll-free number teleservices operation based in Mt. Laurel, New Jersey, Jacksonville, Florida and East Providence, Rhode Island under programs for real estate organizations (Phone In, Move In®), private label programs for financial institutions, and for relocation clients in conjunction with the operations of Cendant MobilitySM, a relocation business, and a leading provider of employee relocation services.

In its teleservices operations, PHH Mortgage and certain subsidiaries employ “mortgage consultants” that receive applications over the telephone, and thereafter refer the origination of the loan to “loan processors” for processing.  Mortgage consultants are not involved in the process once the loan is referred to a loan processor.  The mortgage consultant has no role in the selection of the loan processor, the selection of the appraiser or any other underwriting function.  Loan processors are compensated with a base salary plus incentive bonus, and are evaluated in large part based on customer feedback.

Internet.  Mortgage information is offered to consumers through a web interface that is owned by PHH Mortgage.  The web interface contains educational materials, rate quotes and a full mortgage application.  This content is made available to the customers of partner organizations, including Century 21®, Coldwell Banker®, ERA® and Cendant MobilitySM.  In addition, PHH Mortgage developed and launched its own online brand—InstaMortgage.comSM in 1999.  Applications from online customers are processed via PHH Mortgage’s teleservices platform.

Field Sales Professionals.  Mortgages are offered to consumers through field sales professionals with all processing, underwriting and other origination activities based in Mt. Laurel, New Jersey, Jacksonville, Florida and East Providence, Rhode Island.  These field sales professionals generally are located in real estate offices or financial institutions around the United States and are equipped with software to obtain product information, quote interest rates and prepare a mortgage application with the consumer.  Once the field sales professional forwards the application for processing, the loan package is assigned to a loan processor. The professional is kept informed of the process, but is generally uninvolved in the processing of the loan.  The field sales professional generally has no role in the selection of the loan processor, the selection of the appraiser or any other underwriting function.

Closed Loan Purchases.  This platform is also known as the wholesale/correspondent platform.  PHH Mortgage generally underwrites and (i) partially processes and closes and/or (ii) purchases closed loans from financial institutions and mortgage banks.  These include banks, credit unions and other mortgage companies that are affiliated with real estate brokerage organizations.  PHH Mortgage approves all of its wholesalers/correspondents after a thorough review of the entity’s corporate, financial and licensing information.

Wholesale.  PHH Mortgage underwrites, closes and funds the processed loans after submission by the broker/wholesaler.

Correspondent.  PHH Mortgage purchases closed loans.  One platform requires that PHH Mortgage underwrite loans prior to purchasing and the other platform delegates the underwriting authority to the correspondent.

PHH Mortgage has been an originator of mortgage loans since 1978 and has originated first-lien Alt-A adjustable-rate mortgage loans since 2000.  The following table describes size, composition and growth of PHH Mortgage’s total residential mortgage loan production as of the periods ended indicated below.

	December 31, 2003		December 31, 2004		September 30, 2005
	(Dollar Amounts in Millions)
Loan Type	Units	Dollars	Units	Dollars	Units	Dollars
Conventional(1)	406,237	$ 77,370	219,460	$ 46,545	139,973	$ 32,283
Government(2)	23,048	3,032	11,105	1,494	4,390	610
Home Equity Lines of Credit	38,339	3,299	47,337	4,514	31,692	3,602
Total Residential Mortgage Loans	467,624	$ 83,701	277,902	$ 52,553	176,055	$ 36,495

_____

(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2) Includes FHA and VA Loans

PHH Mortgage is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the certificates.

Underwriting Standards

PHH Mortgage’s products currently consist of:

·

First-lien conventional loans (both conforming loans and non-conforming loans), government insured Federal Housing Administration (“FHA”) and government guaranteed Veterans Administration (“VA”) loans; and

·

first and junior lien home equity loans and lines of credit.

The underwriting standards used by PHH Mortgage for mortgage loans vary based on the type of mortgage product.  Set forth below is a summary of underwriting standards used in approving various products:

Mortgage Product	Underwriting Standards Used
First Lien FHA/VA	Ginnie Mae
First Lien Conventional/Conforming	Fannie Mae or Freddie Mac
First Lien Conventional/Non-Conforming	PHH Mortgage
Home Equity Loans and Home Equity Lines of Credit	PHH Mortgage

PHH Mortgage’s underwriting standards have been established based upon its knowledge of the primary and secondary residential mortgage markets.  They are intended to originate investment-quality mortgage loans that are salable in the secondary mortgage market.  They are applied in originating or purchasing loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various “private-label” programs.  The application of the underwriting standards represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including but not limited to, the applicant’s credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral.  PHH Mortgage may adapt its underwriting guidelines based upon the nature of a specific private-label relationship.

General Underwriting Procedure

The following describes the general underwriting procedures used for mortgage loans originated or purchased, and underwritten by PHH Mortgage.  From time to time, exceptions to PHH Mortgage’s underwriting policies may be made.  Such exceptions are made on a loan-by-loan basis only at the discretion of PHH Mortgage’s underwriters and may be made only after careful consideration of certain compensating factors such as borrower capacity, liquidity, equity, employment and residential stability.

PHH Mortgage’s underwriting guidelines are applied to evaluate an applicant’s credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan made.  As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses (except as described below), along with an authorization to obtain any necessary third party verifications, including a credit report summarizing the applicant’s credit history.  Unless prohibited by applicable state law, the applicant is typically required to pay an application fee if application is made directly to PHH Mortgage.

PHH Mortgage makes substantial use of automated underwriting systems and procedures in implementing its underwriting guidelines.  These systems are used in conjunction with PHH Mortgage’s underwriting staff and control the loan approval process to ensure consistent loan decisioning and conditioning.

In evaluating the applicant’s ability and willingness to repay the proposed loan, PHH Mortgage reviews the applicant’s credit history and outstanding debts, as reported on the credit report.  If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, PHH Mortgage may request a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

Except as described below, PHH Mortgage verifies the applicant’s liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest, and a specified amount of cash reserves after the closing of the related mortgage.  Additional liquid assets may not be verified.

Except as described below, PHH Mortgage also evaluates the applicant’s income to determine its stability, probability of continuation, and adequacy to service the proposed PHH Mortgage debt payment.

In determining the adequacy of the property as collateral for a first lien mortgage loan, a Fannie Mae/Freddie Mac conforming appraisal of the property is performed by an independent appraiser selected by PHH Mortgage, except as noted in this supplemental term sheet.  The appraiser is required to inspect the property and verify that it is in good condition and that construction or renovation, if new, has been completed.  The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property.  In lieu of an appraisal, alternative collateral assessment products which comply with Fannie Mae/Freddie Mac criteria may be used.

In many cases, the appraisal is obtained through a network of appraisers managed by STARSSM (Speedy Title Appraisal and Review Services), a corporation owned by the same parent company as PHH Mortgage that was originally established to support the Cendant Mobility relocation program with appraisals obtained for relocation transactions (that is, transfers that require an accurate price estimate in the absence of a current sale transaction).  In certain cases, PHH Mortgage may employ the use of a third party statistical valuation in lieu of an appraisal.

Credit scores are obtained by PHH Mortgage in connection with mortgage loan applications to help assess a borrower’s credit-worthiness.  On an exception basis, credit scores may be obtained by PHH Mortgage after the purchase of a mortgage loan if the related seller does not provide a credit score.  Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

The credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization.  These organizations publish scores ranging from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.  Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history.  Therefore, in most cases, a credit score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt-to-income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor’s credit score would not be lower if obtained as of the date of this supplemental term sheet.

For all first lien mortgage loans, a title report generally must be obtained.  Generally, all liens must be satisfied and removed prior to or upon the closing of any of the mortgage loans.  Where applicable, in addition to providing proof of standard hazard insurance on the property, the applicant is required to obtain, to the extent available, flood insurance when the subject property is identified as being in a federally designated flood hazard area.

Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based upon the applicant’s income and credit history, the status of title to the mortgaged property, and the appraised value of the mortgaged property.  PHH Mortgage also reviews the level of an applicant’s liquid assets as an indication of creditworthiness.

PHH Mortgage encourages borrowers to agree to make their monthly payments through automated clearing house (ACH) debits from an established bank account, as a way to improve the rate of timely payments on its loan portfolio.

PHH Mortgage Corporation’s Underwriting Standards

The following underwriting guidelines are used by PHH Mortgage in originating or purchasing first lien mortgage loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various private label programs.  Loan applicants may be eligible for a loan approval process permitting less documentation.  These documentation standards limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal.  See “Other Documentation Standards” below.

PHH Mortgage originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance.  In cases where primary mortgage insurance is obtained it may be paid for either by the borrower or by PHH Mortgage.  In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% (i) will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained or (ii) are required to have pledged assets securing such loans.  See “Pledged Asset Loans.”

Full Documentation Standards

The underwriting standards of PHH Mortgage for first lien mortgage loans generally allow loan-to-value ratios at origination of up to 95% for mortgage loans.  However, certain programs allow mortgage loans that had loan-to-value ratios at origination of up to 100%.

In determining whether a prospective borrower has sufficient monthly income available

·

to meet the borrower’s monthly obligation on the proposed mortgage loan and

·

to meet monthly housing expenses and other financial obligations including the borrower’s monthly obligations on the proposed mortgage loan,

PHH Mortgage generally applies debt service-to-income ratios of up to 50% of the proposed borrower’s acceptable stable monthly gross income.  Under certain programs, however, PHH Mortgage makes loans where these ratios are up to 60%.

PHH Mortgage’s guidelines for verifying an applicant’s income and employment are generally as follows:

·

for salaried applicants, PHH Mortgage typically requires a written verification of employment from the applicant’s employer, or a copy of the applicant’s two most recent IRS forms 1040 or W-2, a current pay stub, and verbal verification of employment. Verbal verification of employment is typically obtained directly from the applicant’s employer, but in certain circumstances, may be fulfilled by contacting the applicant at his or her place of business.  Verifications of income may be waived under certain programs offered by PHH Mortgage, but PHH Mortgage’s underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained;

·

for non-salaried applicants, including self-employed applicants, PHH Mortgage requires copies of the applicant’s two most recent federal income tax returns and business tax returns for self-employed applicants, if necessary, along with all supporting schedules.  In some cases, PHH Mortgage may waive submission of such supporting schedules if this income is insignificant in relation to the applicant’s overall income, or does not affect the applicant’s ability to qualify for the proposed loan. A self-employed applicant is generally required to submit a signed profit and loss statement if the applicant’s income shows significant variations from year to year.

Other Documentation Standards

PHH Mortgage also originates mortgage loans pursuant to alternative sets of underwriting criteria under its reduced documentation program (“Reduced Documentation Program”), stated income, stated asset program (“Stated Income, Stated Asset Program”), stated income, full asset program (“Stated Income Full Asset Program”), no income, stated asset program (“No Income Stated Asset Program”) and rate and term refinance limited documentation program (“Streamlined Documentation Program”). Under the Reduced Documentation Program, Stated Income, Stated Asset Program, Stated Income Full Asset Program and No Income Stated Asset Program, certain documentation concerning income/employment and asset verification is reduced or excluded.  Each of these programs is designed to facilitate the loan approval process.

Under the Streamlined Documentation Program, which is generally available only to the loans in PHH Mortgage’s portfolio having no mortgage delinquencies in the past 12 months, rate and term refinance loans are underwritten based solely on the original appraisal and limited credit verification, if any.  Although no current appraisal of the property is obtained with respect to the origination of these mortgage loans, a “drive-by” appraisal may be obtained in certain cases and the loan-to-value ratio generally may not exceed the original loan-to-value ratio at origination.

Another program (the “Liquidity Program”) provides for expedited processing on certain loans based on the risk profile of the loan.  During the origination process, PHH Mortgage conducts an assessment of the risk profile of the prospective borrower and subject property to determine the level of income verification required to process the loan.  Under the Liquidity Program, loans are categorized into different processing tracks based upon their overall risk profile, as evidenced by the loan-to-value ratio, debt-to-income ratio, borrower credit profile, the liquidity ratio (as described below), type of property, occupancy status, and proposed loan amount.  For loans that demonstrate the lowest level of risk based upon this categorization, the borrower may not be required to disclose his or her income in order for PHH Mortgage to process the loan.  The liquidity ratio used in this program is defined as the total amount of a borrower’s liquid assets, as verified by PHH Mortgage, divided by the total amount of the proposed loan.  For example, a borrower with $500,000 in verified liquid assets who is requesting a $250,000 loan amount would have a 2.0 liquidity ratio.  Liquid assets are generally defined as cash and cash equivalents, marginable marketable securities, and retirement accounts.  Business assets are generally not considered part of a borrower’s liquid assets unless the business is 100% owned by the borrower.  The liquidity ratio generally excludes all assets that are pledged or margined, estimated funds required for closing, annuities, concentrated equity positions if the share price is less than $10 and any stock options or unvested shares of stock.  PHH Mortgage believes that the accumulation of net worth, particularly in the form of liquid assets, is a strong indication of creditworthiness.  A borrower who accumulates net worth from earnings and savings demonstrates a strong ability to manage his or her financial affairs.  If the net worth is in liquid form, it can potentially be used to service the proposed debt, to pay unexpected debts that may occur, and to protect against short-term interruptions of income.  The level of income documentation required by the Liquidity Program is determined by the combination of the borrower’s credit score and overall credit profile, liquidity ratio, and the loan-to-value ratio of the proposed loan.  Using predetermined parameters based upon the combination of these factors, adjusted for the property type and occupancy status, PHH Mortgage may require the following different levels of income disclosure and verification:

·

no income disclosure with no verification of income required;

·

debt-to-income ratio calculated based on stated income from the borrower, with no verification of income required; or

·

income disclosure and verification using streamlined/alternate documentation.

The mortgage loans may include loans made to corporations, partnerships, and trustees of certain trusts in connection with applications which have been received from individuals.  These loans are generally structured as follows:

·

the loan is made to the individual applicant, secured by a mortgage or deed of trust  from the entity; or

·

the loan is made to the entity, secured by a mortgage or deed of trust from the entity and guaranteed by the individual applicant; or

·

the loan is made jointly to the individual applicant and the entity, secured by a mortgage or deed of trust from the entity.

In these cases, PHH Mortgage applies its standard underwriting criteria to the property and the individual applicant.  These loans are generally categorized as owner-occupied if the individual applicant states in the application that, as of the closing of the related loan, the property will be occupied by one or more applicants.

The mortgage loans may include loans to borrowers who are non-resident aliens in the United States.  In general, PHH Mortgage applies the same underwriting guidelines to these borrowers as under its standard mortgage programs.  PHH Mortgage may limit the loan-to-value ratio on these loans if adequate income and credit information is not available.

In addition, PHH Mortgage originates certain mortgage loans (“Relocation Mortgage Loans”) made to employees of corporations who have a substantial portion of the costs related to the mortgage loan reimbursed by their employer.  Some of the expenses eligible for consideration include closing costs and discount points or real estate commissions.  Relocation Mortgage Loans are otherwise originated pursuant to the PHH Mortgage’s underwriting policies as described herein.

Pledged Asset Loans

Certain mortgage loans that have a loan-to-value ratio in excess of 80% and are not covered by a primary mortgage insurance policy may be also either (i) secured by a security interest in pledged assets (normally securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in pledged assets (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by PHH Mortgage or another lender to the guarantor.  The amount of such pledged assets securing such pledged asset loan generally equals the down payment or equity required by PHH Mortgage.  The requirement to maintain pledged assets generally terminates when the principal balance of such pledged asset loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the LTV for such pledged asset loan is reduced to the applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by PHH Mortgage.

DESCRIPTION OF THE CERTIFICATES

General

On the Closing Date the Certificates will be issued pursuant to the Pooling and Servicing Agreement.  Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing Agreement.  The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement.

The Certificates may consist of (a) Senior Certificates, (b) Mezzanine Certificates and (c) Subordinate Certificates.

The Certificates will be issued in the initial Class Principal Amounts set forth in the related prospectus supplement.  The initial Class Principal Amounts of each class may be increased or decreased by up to 5% to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described at “Description of the Mortgage Pools.”

The Offered Certificates (other than the residual certificate) will be issued in minimum denominations of $100,000 and integral multiples of $1 in excess thereof.  The residual certificate will be issued as a single instrument in fully registered, definitive form, representing the entire principal amount of such Certificate.

The Certificates represent beneficial ownership interests in the Issuing Entity, the assets of which on the Closing Date will consist primarily of (1) the Mortgage Loans; (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Accounts and the Distribution Account (see “— Payments on Mortgage Loans; Accounts” below); (3) the Issuing Entity’s rights under the Assignment Agreements; (4) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; (5) any applicable insurance policies; (6) the rights under the Interest Rate Swap Agreement, if applicable, and (7) the proceeds of all of the foregoing.  In addition, the rights under certain pledged collateral accounts and the Limited Purpose Surety Bond with respect to the Pledged Asset Loans will be assigned to the Trustee for the benefit of the Certificateholders.  See “Description of the Mortgage Pools — The Pledged Asset Loans.”  The Pledged Assets will not be part of any REMIC.  Distributions on the Certificates will be made by the Securities Administrator, on behalf of the Trustee, on each Distribution Date, to the persons in whose names such Certificates are registered on the related Record Date.

Payments on each Distribution Date will be made by check mailed to the address of the Certificateholder entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds any residual certificate or who holds Certificates with an aggregate initial Class Principal Amount of $1,000,000 or more and who has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Securities Administrator.  See “Description of the Certificates— Book–Entry Certificates” in the accompanying prospectus for the method of payment to Beneficial Owners of Book-Entry Certificates.

Book-Entry Certificates

General.  The Offered Certificates, other than any residual certificates, will be Book-Entry Certificates. For a description of the procedures generally applicable to the Book-Entry Certificates, see “Description of the Securities — Book-Entry Registration of Securities” in the accompanying prospectus.

Available Distribution Amount

Distributions of interest and principal on the Certificates will be made on each Distribution Date from the related Available Distribution Amount in the order of priority set forth below at “— Priority of Distributions.”

Determination of LIBOR

The annual certificate interest rates of any LIBOR Certificates are based upon One-Month LIBOR as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the LIBOR Determination Date.  If the rate does not appear on Telerate Page 3750, or if the service is no longer offered, or any other service for displaying One-Month LIBOR or comparable rates as may be selected by the Securities Administrator, the rate will be the reference bank rate.  The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Securities Administrator, as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Amount of the LIBOR Certificates.  The Securities Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations.  If on the related date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Amount of the LIBOR Certificates.  If no quotations can be obtained, the rate will be One-Month LIBOR for the prior Distribution Date.  The Securities Administrator’s calculation of One-Month LIBOR and the resulting Certificate Interest Rate on any class of LIBOR Certificates with respect to any Distribution Date shall be final and binding in the absence of manifest error.

The Interest Rate Swap Agreements and the Swap Account

The Securities Administrator may enter into, for the benefit of certain classes of Certificates, an Interest Rate Swap Agreement. Under the Interest Rate Swap Agreement, on each Distribution Date, the supplemental interest trust will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the Pooling and Servicing Agreement, a fixed swap payment based on a fixed rate and a notional balance, each as specified in the related prospectus supplement, and the Swap Provider will be obligated to pay to the supplemental interest trust a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the notional amount for that Distribution Date and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the closing date to but excluding the first Distribution Date), and the denominator of which is 360.  A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the supplemental interest trust, to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the supplemental interest trust to the extent that the floating amount exceeds the corresponding fixed amount.

Net Swap Payments and certain swap termination payments required to be paid by the supplemental interest trust to the Swap Provider as a result of a termination event under the Interest Rate Swap Agreement will be deducted from Available Distribution Amounts before distributions to certificateholders, as specified in the related prospectus supplement.

Distributions of Interest

On each Distribution Date the Securities Administrator will withdraw from the Distribution Account that portion of the Available Distribution Amount from a Pool consisting of the Interest Remittance Amount for such Distribution Date and make disbursements and transfers to the related Certificates in the order of priority set forth in the related prospectus supplement, in each case to the extent of the Interest Remittance Amount remaining for such Distribution Date.

Any Interest Remittance Amounts from a Pool remaining undistributed following such distributions will be used in determining the amount of Net Monthly Excess Cashflow for such Pool, if any, for such Distribution Date.  On any Distribution Date, any Net Interest Shortfalls for a Pool will first reduce related Net Monthly Excess Cashflow and then will be allocated among the related Senior, Mezzanine and Subordinate Certificates in reduction of the respective Interest Distribution Amounts on a pro rata basis based on the respective Interest Distribution Amounts for such Distribution Date without giving effect to Net Interest Shortfalls.

Distributions of Principal

The manner of distributing principal among the Certificates will differ depending on whether a Distribution Date occurs prior to the related Step-Down Date or if a Trigger Event for such Pool is in effect.

On each Distribution Date, (a) prior to the related Step-Down Date or (b) on which a Trigger Event for such Pool is in effect, the Principal Distribution Amount for a Pool will generally be paid, first to the related Certificates with the highest priority of payment, until the Class Principal Amount of such class has been reduced to zero, and then to the class of related Certificates with the next highest priority of payment, until the Class Principal Amount of such class has been reduced to zero, until the Class Principal Amount of each class of related Certificates has been reduced to zero.

On each Distribution Date, (a) on or after the related Step-Down Date and (b) on which a Trigger Event for such Pool is not in effect, the Principal Distribution Amount for a Pool will generally be paid, first to the related Certificates with the highest priority of payment, until the Class Principal Amount of such class has been reduced to the targeted enhancement level for such class, and then to the class of related Certificates with the next highest priority of payment, until the Class Principal Amount of such class has been reduced to the targeted enhancement level for such class, until the Class Principal Amount of each class of Certificates has been reduced to the targeted enhancement level for such class.

On each Distribution Date, the Securities Administrator will withdraw from funds available therefore in the Distribution Account that portion of Available Distribution Amount for a Pool equal to the Principal Distribution Amount for such Pool for such Distribution Date, and make the disbursements and transfers in the order of priority set forth in the related prospectus supplement, in each case to the extent of the Principal Distribution Amount remaining for such Distribution Date.

Any Principal Distribution Amount remaining undistributed following such distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth under “–Overcollateralization Provisions” in the related prospectus supplement.

Overcollateralization Provisions

As of the Closing Date, the aggregate Stated Principal Balance of the Mortgage Loans in a Pool as of the Cut-off Date will exceed the aggregate outstanding Class Principal Amounts of the related Certificates.  This feature is referred to as overcollateralization.  The weighted average Net Mortgage Rate for the Mortgage Loans in a Pool is generally expected to be higher than the weighted average of the Certificate Interest Rates on the related Certificates.  As a result, interest collections on the Mortgage Loans in a Pool are expected to be generated in excess of the amount of interest payable to the related Certificates and the fees and expenses payable by the Issuing Entity related to such Pool.  The Pooling and Servicing Agreement requires that on each Distribution Date, the Net Monthly Excess Cashflow for a Pool, if any, be applied on such Distribution Date as an accelerated payment of principal on the class or classes of related Certificates then entitled to receive distributions in respect of principal, but only to the extent necessary to maintain the Overcollateralized Amount for such Pool at the Overcollateralization Target Amount for such Pool.  With respect to any Distribution Date, any Net Monthly Excess Cashflow for a Pool will be paid in the order of priority set forth in the related prospectus supplement.

Subordination of the Payment of the Mezzanine and Subordinate Certificates

The rights of the holders of the Subordinate Certificates to receive payments with respect to the Mortgage Loans in the related Pool will be subordinated to the rights of the holders of the related Senior Certificates, the related Mezzanine Certificates and each other class of related Subordinate Certificates with a lower alpha-numerical class designation.  The rights of the holders of the Mezzanine Certificates to receive payments with respect to the Mortgage Loans in the related Pool will be subordinated to the rights of the holders of the related Senior Certificates and each other class of related Mezzanine Certificates with a lower alpha-numerical class designation.  The subordination of Subordinate Certificates to the related Senior and Mezzanine Certificates and the subordination of Mezzanine Certificates to the related Senior Certificates and the further subordination among the related Mezzanine and Subordinate Certificates is intended to provide the Certificateholders having higher relative payment priority with protection against Realized Losses in the related Pool.

Allocation of Losses

Any Realized Losses on the Mortgage Loans in a Pool will be allocated on any Distribution Date, first, to any excess interest; second, to the related Overcollateralized Amount; third, to the related Subordinate Certificates in reverse order of priority of payment; fourth, to the related Mezzanine Certificates in reverse order of priority of payment and fifth, to the related Senior Certificates, pro rata based on Class Principal Amount, in each instance until their Class Principal Amounts are reduced to zero

Once Realized Losses in a Pool have been allocated to the related Senior, Mezzanine or Subordinate Certificates, such amounts with respect to such Certificates will no longer accrue interest nor will such amounts be reinstated thereafter (except to the extent of Subsequent Recoveries as set forth in the Pooling and Servicing Agreement).  However, Unpaid Realized Loss Amounts may be paid to the related Senior, Mezzanine or Subordinate Certificates from related Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions” above.

Any allocation of a Realized Loss to a Certificate will be made by reducing the Class Principal Amount thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred.  Notwithstanding anything to the contrary described herein, in no event will the Class Principal Amount of any Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses and (ii) distributable as principal to the holder of such Certificate from Net Monthly Excess Cashflow.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available to the Trustee, the Depositor, each Certificateholder and the rating agencies a statement (based on information received from the Master Servicer, each Servicer and the Swap Provider).  For a description of the information available in this statement, please see “Reports to Securityholders” in the accompanying prospectus.

On each distribution date, the Securities Administrator will make available a report setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Amount or notional balance, as applicable, of an individual Certificate following such payment and certain other information relating to the Certificates and the mortgage loans, to be provided to each holder of Certificates and the Rating Agencies via the Securities Administrator's internet website, which can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600 and shall initially be www.ctslink.com. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator's customer service desk and indicating such. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to the Depositor and each holder of a Certificate of record during the previous calendar year, a statement containing information necessary to enable holders of the certificates to prepare their tax returns.  These statements will not have been examined and reported upon by an independent public accountant.

Final Scheduled Distribution Date

The Final Scheduled Distribution Date for any Class of Certificates is the Distribution Date in the month following the scheduled maturity date for the latest maturing related Mortgage Loan.  The actual final Distribution Date of any class of Certificates may be earlier or later, and could be substantially earlier, than such class’s Final Scheduled Distribution Date.

Optional Clean-Up Call

On the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in a Pool as of the related Due Date is equal to or less than a percentage specified in the related prospectus supplement of the aggregate principal balance of the Mortgage Loans in such Pool as of the Cut-off Date, the Master Servicer will have the option to purchase the Mortgage Loans in such Pool at a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of the Mortgage Loans in such Pool plus accrued interest thereon at the applicable Mortgage Rate to but not including the Due Date in the month of such Distribution Date, (ii) the fair market value of all other property of the Issuing Entity related to such Pool and (iii) any unreimbursed advances, fees, servicing fees and other amounts payable to the Servicers, the Master Servicer, the Securities Administrator and the Trustee related to such Pool and (b) the fair market value, determined in accordance with the terms of the Pooling and Servicing Agreement, of all outstanding Mortgage Loans (other than Liquidated Mortgage Loans in the Aggregate Pool) in such Pool, all property acquired in respect of any such Mortgage Loans remaining in the Issuing Entity and all other property included in any related REMIC formed under the Pooling and Servicing Agreement.

If any such option is exercised, and the amount specified in clause (b) of the preceding paragraph exceeds the amount specified in clause (a) of that paragraph, then a residual class specified in the Pooling and Servicing Agreement will be entitled to receive the amount of such excess.  These residual classes are not offered hereby.

If any option is exercised it will effect an early retirement of the related Certificates.  Distributions on the Certificates relating to the optional termination will be treated as a prepayment of the related Mortgage Loans and the amounts paid in connection with the optional termination will be paid in accordance with the priorities and amounts set forth herein.  With respect to an optional termination, the proceeds for that distribution may not be sufficient to distribute the full amount to which each class of Certificates is entitled.  Upon the optional termination, any funds or property remaining in the Issuing Entity will be liquidated and the Issuing Entity will terminate.

Voting Rights

Any residual and interest-only certificates will be allocated 1% of all voting rights and the other classes of Certificates will be allocated the remainder of all voting rights under the Pooling and Servicing Agreement.  Voting rights will be allocated among these other classes of Certificates in proportion to their respective Class Principal Amounts and among Certificates of such class in proportion to their Percentage Interests.

THE ISSUING ENTITY

On the Closing Date, and until the termination of the Issuing Entity pursuant to the Pooling and Servicing Agreement, the Issuing Entity will be a common law trust formed under the laws of the state of New York. The Issuing Entity will be created under the Pooling and Servicing Agreement by the Depositor and its assets will consist of the assets described under “Description of the Certificates—General” above.  The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Master Servicer, the Servicers and the Securities Administrator will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling and Servicing Agreement.

The Trustee and the Securities Administrator, on behalf of the Issuing Entity, are only permitted to take such actions as are specifically set forth in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity, will not have the power to issue additional certificates representing interests in the Issuing Entity, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity.

If the assets of the Issuing Entity are insufficient to pay the Certificateholders all principal and interest owed, holders of Subordinate Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Issuing Entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE TRUSTEE

The information set forth in the following paragraphs has been provided by the Trustee.

HSBC Bank USA, National Association (“HSBC Bank”), a national banking association organized and existing under the laws of the United States of America, will be named trustee under the Pooling and Servicing Agreement.  The Trustee will perform administrative functions on behalf of the Issuing Entity and for the benefit of the certificateholders pursuant to the terms of the Pooling and Servicing Agreement.  The Trustee’s offices for notices under the Pooling and Servicing Agreement are located at 452 Fifth Avenue, New York, New York 10018, attention: Corporate Trust or at such other address as the Trustee may designate from time to time.

As of June 30, 2006, HSBC Bank is acting as trustee for approximately 400 asset-backed securities transactions involving similar pool assets to those found in this transaction.

In the event of a default by the Master Servicer under the Pooling and Servicing Agreement of which a responsible officer of the Trustee has actual knowledge that has not been remedied, either the Trustee or holders of Certificates evidencing at least 25% of the voting rights will have the right to terminate the Master Servicer.  If the Master Servicer is terminated, or the Master Servicer resigns, the Trustee will become the successor Master Servicer.  However, if the Trustee is unwilling or unable to act as successor Master Servicer, it may appoint, or petition a court to appoint, a successor master servicer.

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee.  The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing agreement or if the Trustee becomes incapable of acting under the Pooling and Servicing Agreement or insolvent.  The Trustee may also be removed at any time by the Certificateholders evidencing not less than 50% of the voting rights evidenced by the Certificates.  In such circumstances, the Depositor will also be obligated to appoint a successor Trustee.  Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.  Any expenses associated with the resignation or removal of the Trustee and the appointment of a successor will generally be paid by the Trustee or the Depositor.

The Trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of Certificates and may transact business with other interested parties with the same rights as it would have if it were not Trustee.

The Trustee will not be liable under the Pooling and Servicing Agreement:

·

expect for the performance of such duties and obligations as are specifically set forth in the Pooling and Servicing Agreement;

·

for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement; or

·

for any action taken or omitted by it in good faith in accordance with the direction of holders of Certificates evidencing at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to such Trustee, or relating to the exercise of any trust or power conferred upon such trustee under the Pooling and Servicing Agreement.

In the absence of bad faith, the trustee may conclusively rely upon any certificates or opinions of counsel furnished to such trustee under the Pooling and Servicing Agreement.  Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in accordance with such opinion of counsel.  The trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to a responsible officer of the Trustee or unless a responsible officer of the Trustee has received written notice thereof.

The Trustee will be paid an annual fee by the Securities Administrator from its Securities Administration Fee.  The Trustee will be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payment of any amounts to Certificateholders.

THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

The information set forth in the following paragraphs has been provided by the Master Servicer.

U.S. Bank National Association (“U.S. Bank”) will act as Master Servicer and Securities Administrator pursuant to the Pooling and Servicing Agreement. U.S. Bank’s master servicing offices are located at 2121 Cliff Road, #205, Eagan, MN 55122, and its Securities Administrator offices are located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, MN 55107.  U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $213 billion as of June 30, 2006.  As of June 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,434 branch offices in 24 states and had over 51,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities.  U.S. Bank has provided corporate trust services since 1924.  As of June 30, 2006, U.S. Bank was acting as trustee with respect to approximately 57,621 issuances of securities with an aggregate outstanding principal balance of over $1.5 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation.  Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

In July 2006, U.S. Bank entered into a definitive agreement to purchase the municipal and corporate bond trustee business of SunTrust Banks, Inc.  The transaction is subject to certain regulatory approvals and is expected to close by the end of the third quarter 2006 with conversion occurring during the first quarter 2007.  Following the closing of the acquisition, the SunTrust affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

U.S. Bank has provided securities administration services since 1987.  As of June 30, 2006, U.S. Bank was acting as securities administrator with respect to more than $34,839,000,000 of outstanding residential mortgage-backed securities.

The Securities Administrator’s procedures for performing its calculation duties as required by the Pooling and Servicing Agreement are set forth as follows:

A U.S. Bank analyst (an “Analyst”) will review the relevant executed legal transaction documents for this transaction (collectively, the “Documents”) and program the distribution module of U.S. Bank’s cash-flow modeling system (the “System”) to provide the necessary calculations for this transaction.  The programming will consist of modeling all collection and withdrawal activity that will take place in all of the trust accounts for this transaction and modeling the payment priorities (the disbursement of cash) to the certificateholders and various other parties.  All trigger events set forth in the Pooling and Servicing Agreement will be modeled without regard to probability of occurrence.

Prior to the first distribution to the certificateholders, a supervisor for the transaction (the “Supervisor”) will create an independent review spreadsheet, which will be based on the Documents and will be processed each month and compared to the System model output.  The Supervisor will also review the content of the certificateholder statements prior to the first Distribution Date to ensure that all information required by the Documents is present and correct.

The entire distribution program will undergo a line-by-line formula review by the Supervisor prior to the sixth month of distributions, and in no event later than the earliest date a Trigger Event (as defined in this supplemental term sheet) could occur.  The Supervisor’s responsibility is to make sure that the program is consistent with the terms and payment priorities set forth in the Documents and that the certificateholders statement includes all items required to be reported by the Documents.

On a monthly basis, an Analyst will obtain from the related Servicer a file containing the payment activity for the related collection period on a loan-by-loan basis.  The loan file will be converted to a database format and loaded into the System program.  Prior to processing, the loan data will be reviewed to determine the reasonableness of the data based on loan level data received with respect to the cut-off date or the most recent collection period.  Once the loan data is confirmed with the related Servicer, the Analyst will input several aggregate amounts into a System database and begin processing the distributions through the System.

To the extent U.S. Bank is required by the documents to re-compute any loan-data elements supplied by the related Servicer, U.S. Bank will do so based on information received from the underwriter or the related Servicer.  U.S. Bank will identify all discrepancies and bring them to the attention of the related Servicer for resolution. If all discrepancies are not resolved by the date required in the Documents, U.S. Bank will deliver a discrepancy memorandum to the related Servicer.

The distribution reports will be reviewed by the Analyst and then by the Supervisor using a transaction-specific review spreadsheet.  Any corrections identified by the Supervisor will be corrected by the Analyst and reviewed by the Supervisor.  The Supervisor also will be responsible for the timely delivery of reports to the administration unit for process all cashflow items.

In the past three years, the Securities Administrator has not made material changes to the policies and procedures of its securities administration services for asset-backed certificates.  However, the Securities Administrator acquired the securities administration business of State Street Bank and Trust Company in 2002, and prior to January 1, 2006, the officers and employees in the office of the Securities Administrator acquired from State Street used slightly different procedures than those set forth above to review the data for each certificateholder statement.  Instead of creating an independent spreadsheet for review, a Supervisor reviewed each line of a proposed certificateholder statement prior to its distribution.  As of January 1, 2006, all offices of the Securities Administrator will use the procedures set forth above.

The Master Servicer is responsible for the compiling the information received from the related Servicer and preparing the monthly servicer reports and remittances.  In addition, it is responsible for monitoring the performance of the related Servicer under the terms of their respective servicing agreements.  In preparing the monthly reports, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the related Servicer.  The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement.  Upon the occurrence of certain servicer events of default under the terms of a Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity and at the direction of the trustee against the related Servicer.  U.S. Bank has acted as Master Servicer for pools of mortgage loans since 1996, but it has acted as Master Servicer for only two rated securitization transactions.  In the past three years, the Master Servicer has not made material changes to its master servicing policies and procedures for sub-prime mortgage loans.  As of June 30, 2006, U.S. Bank was acting as Master Servicer for approximately 283 pools of residential mortgage loans with an aggregate outstanding principal balance of approximately $1,311,100,000.

Under the Pooling and Servicing Agreement, the Securities Administrator’s material duties will include (i) to authenticate and deliver the certificates; (ii) to maintain a certificate registrar; (iii) to calculate and make the required distributions to certificateholders on each Distribution Date; (iv) to prepare and make available to certificateholders the monthly distribution reports and any other reports required to be delivered by the Securities Administrator; (v) send a notice to holders of a class of certificates when the remaining Certificate Principal Amount of such class of certificates is to be paid on a specified Distribution Date; (vi) to perform certain tax administration services for the trust and (vii) to communicate with investors and rating agencies with respect to the certificates.  In performing the obligations set forth in clauses (iii) and (iv) above, the Securities Administrator will be able to rely on the monthly loan information provided to it by the related Servicer, and will perform all obligations set forth above solely to the extent described in the Pooling and Servicing Agreement.

THE SERVICERS

General

A portion of the Mortgage Loans will be serviced by Countrywide Servicing, JPMCB, PHH Mortgage and by certain other Servicers.  Each Servicer will initially have primary responsibility for servicing the Mortgage Loans serviced by it, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and related Mortgaged Properties.  Set forth below is certain information with respect to the servicing of mortgage loans by Countrywide Servicing, JPMCB and PHH Mortgage.  Such information with respect to Countrywide Servicing and JPMCB has been provided by Countrywide Servicing, JPMCB and PHH Mortgage, respectively.

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this supplemental term sheet to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.  Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and June 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,196.720 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

	Consolidated Mortgage Loan Production
	Years Ended December 31,					Six Months Ended June 30,
	Ten Months Ended December 31,

	2001	2002	2003	2004	2005	2006
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	504,975	999,448	1,517,743	846,395	809,630	353,101
Volume of Loans	$76,432	$150,110	$235,868	$138,845	$167,675	$69,363
Percent of Total Dollar Volume	61.7%	59.6%	54.2%	38.2%	34.1%	31.5%
Conventional Non-conforming Loans Number of Loans	137,593	277,626	554,571	509,711	826,178	322,108
Volume of Loans	$22,209	$61,627	$136,664	$140,580	$225,217	$100,537
Percent of Total Dollar Volume	17.9%	24.5%	31.4%	38.7%	45.9%	45.7%
FHA/VA Loans Number of Loans	118,734	157,626	196,063	105,562	80,528	43,381
Volume of Loans	$14,109	$19,093	$24,402	$13,247	$10,712	$6,192
Percent of Total Dollar Volume	11.4%	7.6%	5.6%	3.6%	2.2%	2.8%
Prime Home Equity Loans Number of Loans	164,503	316,049	453,817	587,046	683,887	348,542
Volume of Loans	$5,639	$11,650	$18,103	$30,893	$42,706	$23,524
Percent of Total Dollar Volume	4.5%	4.6%	4.2%	8.5%	8.7%	10.7%
Nonprime Mortgage Loans Number of Loans	43,359	63,195	124,205	250,030	278,112	127,162
Volume of Loans	$5,580	$9,421	$19,827	$39,441	$44,637	$20,411
Percent of Total Dollar Volume	4.5%	3.7%	4.6%	11.0%	9.1%	9.3%
Total Loans Number of Loans	969,164	1,813,944	2,846,399	2,298,744	2,678,335	1,194,294
Volume of Loans	$123,969	$251,901	$434,864	$363,006	$490,947	$220,027
Average Loan Amount	$128,000	$139,000	$153,000	$158,000	$183,000	$184,000
Non-Purchase Transactions(1)	63%	66%	72%	51%	53%	54%
Adjustable-Rate Loans(1)	12%	14%	21%	52%	52%	49%

__________

(1)

Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a)

collecting, aggregating and remitting mortgage loan payments;

(b)

accounting for principal and interest;

(c)

holding escrow (impound) funds for payment of taxes and insurance;

(d)

making inspections as required of the mortgaged properties;

(e)

preparation of tax related information in connection with the mortgage loans;

(f)

supervision of delinquent mortgage loans;

(g)

loss mitigation efforts;

(h)

foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i)

generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

JPMorgan Chase Bank, N.A.

JPMCB, a national banking association,  is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York.  JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally.  It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency.  JPMCB’s main office is located in Columbus, Ohio.  It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.  JPMCB is an affiliate of JPMorgan Securities, Inc., the underwriter.  JPMCB is rated “RPS1”, “Strong” and “SQ1”, by Fitch, S&P and Moody’s, respectively.  JPMCB does not believe that its financial condition will have any adverse effect on its ability to service the Mortgage Loans in accordance with the terms set forth in the related Servicing Agreement.

Prior to January 1, 2005, JPMCB formed Chase Home Finance LLC (“CHF”), a wholly-owned, limited liability company.  Prior to January 1, 2005, Chase Manhattan Mortgage Corporation (“CMMC”) was engaged in the mortgage origination and servicing businesses.  On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity.

JPMCB may perform any or all of its obligations under its servicing agreement through one or more subservicers.  JPMCB has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf.  JPMCB will remain liable for its servicing duties and obligations under its servicing agreement as if JPMCB alone were servicing the Mortgage Loans.  As a result we are providing disclosure regarding CHF.  CHF (or its predecessors in interest) has serviced mortgage loans (including mortgage loans similar to the Mortgage Loans) for over fifteen years.

JPMCB is the product of numerous mergers and acquisitions.  Since the creation of the founding entities, mortgage products and loan servicing have been a part of the bank’s operations.  As JPMCB’s mortgage servicing activities have evolved over the past several decades and in the modern era, its portfolio has included prime loans (including conforming, jumbo, Alt-A and community development programs), manufactured housing loans, home equity loans and lines of credit, and subprime mortgage loan products.

Servicing operations, for “prime” quality mortgage loans are audited internally by JPMCB’s General Audit and Risk groups and  subject to external audits by various investors, master servicers and the Office of the Comptroller of the Currency.  JPMCB utilizes committees assembled on a quarterly basis to analyze compliance to Fair Debit Collections and Fair Lending legislation.  JPMCB employs a dual control process to review accounts for fee waivers and loss mitigation rejections in order to monitor compliance with internal procedures.

JPMCB as a servicer has made numerous changes to its servicing procedures during the past three years in order to improve its servicing processes and to increase efficiencies including the expansion of its customer care operational centers to Manila, Philippines and Costa Rica.

Neither JPMCB nor CHF is in default or has been terminated for cause under any servicing agreement with respect to prime mortgage loans to which it is a party.

No material litigation or governmental proceeding is pending against JPMCB or CHF or their properties that would have a material adverse effect on the Certificates.  The financial condition of JPMCB and the financial condition of CHF do not pose any material risks to their respective ability to service the mortgage loans.

JPMCB, through its subsidiary CHF, employs a collections strategy that is based on risk scoring and dialer strategy to make appropriate contact with delinquent customers.  Outbound calling is made five days a week from 9:00 a.m. Eastern time to 9:00 p.m. Pacific time, and under reduced operational hours on Saturday and Sunday.  There are special service teams to address the specific needs of Spanish-speaking customers and those impacted by natural disasters.

Attempts to assist mortgagors to re-perform under their mortgage commitments are made prior to referring loans to foreclosure.  Loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed.   Loss mitigation solicitation efforts include outbound calling strategies, inbound dedicated loss mitigation analysis teams and targeted assistance letters.  In addition to the Chase internet site delivering applications and program overviews, High Risk Property Managers review options during site inspections and local housing association referrals.

CHF has created a legal network where home product loans are referred for bankruptcy, foreclosure, real estate owned (REO) and loss mitigation legal actions.   Attorneys are monitored for performance to action initiation requirements, adherence to the timeline set forth by the state or federal jurisdictions and within the boundaries of the mortgage insurer or investor.   Status is monitored between operational teams for managing bankruptcy case filings, loss mitigation programs and transfers to REO status.  Performance to these timelines is periodically monitored to increase loss mitigation opportunities, billing accuracy, managing data security, and to effectively manage any initiated legal action.

Under the terms of the related Servicing Agreement, the Servicer may agree to modification upon the request of the mortgager provided the modification is in lieu of a refinancing and the servicer purchases the related mortgage loan for a price equal to the outstanding principal balance of the Mortgage Loan.

Under the terms of the related Servicing Agreement, the Servicer generally will not be liable for any losses on the Mortgage Loans.

The Servicer is required to make advances of delinquent monthly payments of interest and principal to the extent described in this supplemental term sheet.  See “Advances” below.  The Servicer has not failed to make a required advance in connection with any mortgage-backed securitization.

Chase Home Finance LLC.  Because JPMCB does not itself perform the servicing function on mortgage loans as to which it owns the servicing rights, JPMCB does not have meaningful historical servicing data with respect to delinquencies, foreclosures or losses. Therefore, JPMCB is providing below information relating to the portfolio of “prime” mortgage loans (exclusive of FHA and VA loans) secured by one- to four-family residential properties which were originated by or for JPMCB or its affiliates and which are serviced or subserviced by CHF (exclusive of any such mortgage loans as to which there exists either (i) a subservicing arrangement with a third party that is not an affiliate of JPMCB or (ii) a master servicing arrangement).

Aggregate Prime Servicing Portfolio (Exclusive of FHA and VA loans) Principal Balance as of (Billions):

June 30,
2006

$424.1

Aggregate Prime Servicing Portfolio (Exclusive of FHA and VA loans) Principal Balance as of (Billions):

December 31,
2005	2004	2003

$402.6	$372.6	$333.3

Aggregate Prime Servicing Portfolio (Exclusive of FHA and VA loans)

By Number of Loans as of (Millions):

June 30,
2006

2.705

Aggregate Prime Servicing Portfolio (Exclusive of FHA and VA loans)

By Number of Loans as of (Millions):

December 31,
2005	2004	2003

2.643	2.598	2.410

Collection Procedures.  CHF employs a variety of collection techniques during the various stages of delinquency.  The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible.  Phone calls are used as the principal form of contacting a mortgagor.  CHF utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity.  Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor’s attitude toward the obligation.  CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined.  In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the applicable mortgage and applicable state law.

JPMCB will service Mortgage Loans substantially in accordance with the procedures set forth under “Servicing of the Mortgage Loans” below.

PHH Mortgage Corporation

The information set forth in this section of this supplemental term sheet has been provided by PHH Mortgage.

PHH Mortgage will service Mortgage Loans substantially in accordance with the procedures set forth under “Servicing of the Mortgage Loans” below.

PHH Mortgage has been servicing residential mortgage loans since 1978.  The following table describes size, composition and growth of PHH Mortgage’s total residential mortgage loan servicing portfolio as of the periods ended indicated below.

	December 31, 2003		December 31, 2004		September 30, 2005
	(Dollar Amounts in Millions)
Loan Type	Units	Dollars	Units	Dollars	Units	Dollars
Conventional(1)	783,434	$ 126,996	793,813	$ 133,816	801,315	$ 135,713
Government(2)	87,420	8,908	77,591	7,978	67,792	6,954
Home Equity Lines of Credit	68,219	2,715	90,568	3,922	96,818	4,246
Total Residential Mortgage Loans	939,073	$ 138,619	961,972	$ 145,716	965,925	$ 146,913

_____

(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2) Includes FHA and VA Loans

PHH Mortgage has a collections department that it uses to determine the root cause or causes (“hardships”), and a plan of action, when a mortgagor is unable to make their regularly scheduled mortgage payment by the related due date.  Hardships are categorized as either “short-term” or “long-term”, and based on the length of the hardship, the collections department’s representative will develop a plan of action, including offering repayment plans, soliciting loss mitigation assistance programs and offering counseling where continued borrower interest in the property appears less feasible.  All mortgage loans are scored using one of the two standard industry behavioral scoring models.  These scores, or risk factors, are used to determine the outbound calling strategy and default handling assigned to each mortgage loan.  PHH Mortgage initiates outbound phone calls, based on the behavioral score, at precise times during the month using a predictive dialer.  In addition, inbound calls handled by PHH Mortgage’s Voice Response Unit (VRU) will automatically route the mortgagor to the collections department if the mortgage loan is more than 30 days delinquent.  Once contact with the mortgagor is made, details of the conversation are documented in PHH Mortgage’s collections department’s system.  PHH Mortgage has guidelines that suggest the minimum information collectors should attempt to obtain from delinquent mortgagors at various stages of delinquency.  The following day, all mortgage loans where contact was made from the previous day are automatically removed from the daily outbound calling campaigns for three days and the process begins again until the mortgagors for all delinquent mortgage loans are contacted.  Once all mortgage loans have had an attempt, they are recycled for additional attempts.  Accounts that require a follow-up phone call receive a reminder code that indicates to the system that the customer needs to be called back if payment is not received by an agreed upon date.   While on any call, the collector determines the borrower’s attitude toward the delinquency and gains an understanding of the mortgagor’s hardship. If the customer has no concrete plan to bring the account current, the customer is then requested to participate in an interview in order to assess their financial situation. Borrower’s income, assets and expenses are analyzed in determining appropriate courses of action and/or workout solutions that could be pursued.

Continued follow up is made until the mortgage loan is brought current or no plan of action can be agreed upon.  In cases where no plan of action is made by the 120th day of delinquency, a formal review is conducted to determine the appropriateness of initiating a foreclosure action. On July 15, 2004, PHH Mortgage entered into an agreement with First American Default Management Solutions LLC.  Pursuant to that agreement, First American provides and performs certain foreclosure, eviction, bankruptcy, claims, property inspection and preservation and related default functions for PHH Mortgage.  Employees of First American are located at PHH Mortgage’s premises and First American’s premises.  First American’s operations are located in Dallas, Texas.

On January 6, 2004, PHH Mortgage entered into an agreement with ICT Group, Inc.  Pursuant to that agreement, ICT provides inbound customer service telephone response services.  On December 26, 2004, PHH Mortgage entered into an agreement with West Corporation.  Pursuant to that agreement, WEST provides inbound customer service telephone response services.  Combined, ICT and WEST handle an average of 80,000 monthly inbound calls.  This represents approximately 60% of PHH Mortgage’s total monthly inbound customer service calls.  ICT’s operations are located in Amherst, New York.  WEST’s operations are located in Spokane, Washington.

In September 2004, PHH Mortgage adopted the Account Receivable Check Conversion (ARC) check clearing methodology.  This process converts paper checks into an automated clearing house transaction which expedites the check clearing time frame.  As of December 2005, approximately 55% of PHH Mortgage’s first lien mortgage loan portfolio and approximately 82% of PHH Mortgage’s home equity portfolio payments are processed via the ARC method on a monthly basis.

Except as described above, there have been no other material changes to PHH Mortgage’s servicing policies or procedures.

PHH Mortgage is not aware of any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer or a sub-servicer.  PHH Mortgage is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the certificates.  PHH Mortgage has made all advances required to be made by it as a master servicer, a servicer or a sub-servicer of residential mortgage loans during the preceding three years.

The report of independent registered public accounting firm prepared with respect to PHH Mortgage for the year ended December 31, 2004 indicated that PHH Mortgage did not comply with the requirement, contained in the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, to (i) prepare custodial bank account reconciliations within 45 calendar days after the cutoff date and (ii) resolve reconciling items within 90 calendar days of their original identification.  PHH Mortgage undertook remediation activities to address this material instance of noncompliance as of December 31, 2004.

The report of independent registered public accounting firm prepared with respect to PHH Mortgage for the year ended December 31, 2005 indicated that PHH Mortgage did not comply with the requirement, contained in the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, to (i) prepare custodial bank account reconciliations within 45 calendar days after the cutoff date and (ii) resolve reconciling items within 90 calendar days of their original identification.  PHH Mortgage completed the implementation of an automated reconciliation system that allowed it to reduce the time required to complete custodial bank account reconciliations from within 60 calendar days after the cutoff date to within 30 calendar days after the cutoff date, and as of December 31, 2005, all of these reconciliations were completed within 45 calendar days after the cutoff date.

Except as described in the preceding two paragraphs, PHH Mortgage is not aware of any other material noncompliance with any applicable servicing criteria as to any other securitizations.

Recent Developments

In a Current Report on Form 8-K that PHH Corporation (“PHH”) filed on July 21, 2006, PHH reported that it was working diligently to complete its Annual Report on Form 10-K for the year ended December 31, 2005 (the “Form 10-K”) and commence work on its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 (together, the “Form 10-Qs”), but that it was unable to provide the expected dates for these filings.

PHH reported, as previously disclosed in its Form 8-K filings of March 1, 2006, March 17, 2006, May 11, 2006 and June 12, 2006 (collectively, the “Form 8-Ks”), that it was evaluating accounting matters regarding transactions surrounding its spin-off (“Spin-Off”) from Cendant Corporation (“Cendant”) and certain other matters not related to the Spin-Off.

PHH reported that on July 17, 2006, after consultation with and review of the conclusions of management, the Audit Committee of its Board of Directors concluded that PHH’s audited financial statements for the years ended December 31, 2001, 2002, 2003 and 2004 and its unaudited quarterly financial statements for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 (collectively, the “Prior Financial Statements”) should not be relied upon because of errors in the Prior Financial Statements.  PHH reported that it had determined that the correction of these errors was material and would require the restatement of certain of its Prior Financial Statements.  PHH reported that until it is able to correct these errors, the Prior Financial Statements should no longer be relied upon, and financial statements for other periods may also be affected.  PHH also reported that the audit reports of Deloitte & Touche LLP, its independent registered public accounting firm, relating to the Prior Financial Statements similarly may not be relied upon.  PHH reported that the errors also affect financial information for the periods mentioned that it included in certain of its other disclosures, such as in press releases and Current Reports on Form 8-K.

PHH reported that it had identified certain accounting errors in its Prior Financial Statements, including the appropriateness of a portion of mortgage re-insurance premiums being included as a component of the cash flows of its mortgage servicing rights (“MSRs”).  PHH reported that prior to the second quarter of 2003, it capitalized the estimated future cash flows related to mortgage re-insurance premiums as part of its MSRs.  PHH reported that it ceased capitalizing new mortgage re-insurance premiums in the second quarter of 2003, and the balance of previously capitalized mortgage re-insurance premiums was fully amortized as of the end of the first quarter of 2005.  PHH reported that it intended to change this accounting treatment, which it expects will impact only the timing of revenue recognition.  PHH reported that it expects this change will result in a reduction in pre-tax income of approximately $108 million in years prior to 2001 and $27 million in 2001, and an offsetting increase in pre-tax income of approximately $44 million in 2002, $70 million in 2003, $19 million in 2004 and $2 million in 2005.

PHH also reported that it has not completed its assessment of internal controls over financial reporting as of December 31, 2005, as required by Section 404 of the Sarbanes-Oxley Act of 2002.  PHH reported that it had, however, identified a number of internal control deficiencies, some of which have been classified as material weaknesses and others that may be classified as significant deficiencies that alone or in the aggregate may constitute material weaknesses.  PHH reported that it expected to conclude that its disclosure controls and procedures as of the year ended December 31, 2005 and the quarters ended March 31, 2006 and June 30, 2006 were not effective.  PHH reported that it had devoted, and would continue to devote, substantial time and incur significant expense in connection with meeting these requirements.

PHH reported that its Audit Committee had discussed the matters disclosed above with Deloitte & Touche LLP.

PHH reported that it concluded its evaluation of the following accounting matters identified in the Form 8-Ks:

·

After evaluating the documentation and other information concerning the operations of PHH Home Loans LLC, the mortgage joint venture between Cendant and PHH Mortgage, which commenced operations in October 2005, it determined that the operations of PHH Home Loans, LLC should be consolidated in its financial statements.  PHH reported that this treatment is consistent with its historical accounting treatment.

·

After evaluating certain Spin-Off deferred tax assets relating to alternative minimum tax credits and net operating loss carryforwards, it determined that it will record valuation allowances against these deferred tax assets relating to the net operating loss carryforwards, which will result in the impairment of such deferred tax assets and require a charge to net income of approximately $25 million in 2005.

·

PHH reported that, as previously disclosed, it evaluated and resolved the appropriateness of state tax effective rates included in its income tax provision, which it expects will result in a charge to its 2005 net income of approximately $6 million.

·

PHH reported that it has reevaluated the appropriateness of including a portion of mortgage re-insurance premiums as a component of the cash flows of its MSRs.  PHH reported that prior to the second quarter of 2003, it capitalized the estimated future cash flows related to mortgage re-insurance premiums as part of its MSRs.  PHH reported that it ceased capitalizing new mortgage re-insurance premiums in the second quarter of 2003 and the balance of previously capitalized mortgage re-insurance premiums was fully amortized as of the end of the first quarter of 2005.  PHH reported that it intended to change this accounting treatment, which it expects will impact only the timing of revenue recognition.  PHH reported that it expected this change will result in a reduction in pre-tax income of approximately $108 million in years prior to 2001 and $27 million in 2001 and an offsetting increase in pre-tax income of approximately $44 million in 2002, $70 million in 2003, $19 million in 2004 and $2 million in 2005.

PHH reported that it was continuing to evaluate the following accounting matters identified in the Form 8-Ks and certain other accounting matters in conjunction with the preparation of its 2005 financial statements:

·

The appropriateness of not recording federal income tax reserves and valuation allowances associated with the amended and restated tax sharing agreement dated as of December 21, 2005 with Cendant post Spin-Off, which PHH reported may result in the creation of a reserve and/or valuation allowance and a charge to PHH’s 2005 net income.  PHH reported that this analysis requires an in-depth examination of the tax accounting methodologies that it previously utilized.

·

The appropriateness of not recording certain amounts relating to an ongoing audit by the Canadian tax authorities of the goods and service tax, which if unfavorably resolved could result in additional taxes, interest and penalties of approximately $16 million in 2005.

·

The $239 million goodwill impairment recorded in the first quarter of 2005 as a result of the Spin-Off.  PHH reported that its analysis of this matter has been complicated by the need to obtain and evaluate certain historical information and documentation going back to 2001.

·

The reevaluation of $21 million of certain intangibles related to trademarks and customer lists in connection with the goodwill reallocation recorded at the time of the Spin-Off and the resulting goodwill impairment previously recorded in the first quarter of 2005, which may result in a reclassification to goodwill and an impairment of such goodwill and could potentially be reflected as a charge to its 2005 net income of as much as $21 million.  PHH reported that its analysis of this $21 million of intangibles was ongoing and it expected this matter to be resolved in conjunction with the resolution of the $239 million goodwill impairment taken at the time of the Spin-Off.

·

The appropriateness of the timing of revenue recognition related to loan sales from PHH Mortgage to Bishops Gate Residential Mortgage Trust (“Bishop's Gate”), a consolidated special purpose entity, prior to the adoption of Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”), and the accounting for derivatives and hedging activities related to loans held for sale under Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”).  PHH reported that prior to the date of adoption of FIN 46 in the second quarter of 2003 and the related consolidation of Bishop’s Gate, it recorded loan sales to Bishop’s Gate at the time of sale; however, it deferred the gain on sale until it completed its obligation to assist Bishop’s Gate in selling those loans to third-party investors.  PHH reported that, in addition, it used derivatives to hedge its interest rate risk from interest rate lock commitments, loans held for sale, and loans held by Bishop’s Gate and used hedge accounting from the date of adoption of SFAS 133 in the first quarter of 2001 through the third quarter of 2003.  PHH reported that it discontinued hedge accounting in the fourth quarter of 2003 and developed enhanced systems to meet the documentation requirements of SFAS 133 and resumed hedge accounting late in the first quarter of 2004.  PHH reported that this assessment may result in the identification of errors in the timing of revenue recognition for the periods in 2004 and prior.  PHH estimated the potential impact related to these items could result in increases in pre-tax income of approximately $17 million in years prior to 2001 and $39 million in 2001 and offsetting decreases in pre-tax income of approximately $24 million in 2002, $30 million in 2003 and $2 million in 2004.  PHH did not expect this change in accounting treatment to impact pre-tax income in 2005.

·

The reevaluation of contemporaneous documentation required to employ SFAS 133 hedge accounting to certain financial instruments used to hedge interest rate risk for the years 2002 through 2005.  PHH reported that this reevaluation may result in the disallowance of hedge accounting previously used for these hedging arrangements.  PHH estimated the aggregate potential impact could result in a net increase to pre-tax income of $20 million in 2002, partially offset by net decreases to pre-tax income of $7 million in 2003, $5 million in 2004, and $6 million in 2005.

·

The reevaluation of the timing of recognition of motor company monies that impact the basis in PHH’s leased vehicles and depreciation methodologies applied to certain of its leased vehicles, which PHH reported could result in changes to its depreciation expense.  PHH reported that the aggregate potential impact could result in net decreases to pre-tax income of $10 million in years prior to 2001, $3 million in 2001 and $2 million in 2002, partially offset by net increases to pre-tax income of $1 million in 2003, $5 million in 2004, and $3 million in 2005.

PHH reported that because the preparation of its financial statements continues, certain of the accounting matters identified as well as the potential impact of certain of these matters on its financial statements have not yet been finalized and are subject to change.  PHH reported that, as it continues the process of evaluating the accounting issues identified in the Form 8-Ks and completing the preparation of its financial statements, additional material accounting issues may be identified which, individually or in the aggregate, may result in material impairments to assets and/or material adjustments to or restatements of its financial statements for prior periods or prior fiscal years beyond those that it has already disclosed.

PHH reported that Bishop’s Gate, a consolidated special purpose entity, received a notice (the “Notice”), dated July 10, 2006, from The Bank of New York, as Indenture Trustee (the “BG Trustee”), that certain events of default occurred under the Base Indenture dated December 11, 1998 (the “Bishop’s Gate Indenture”) between the BG Trustee and Bishop’s Gate, under which Bishop’s Gate Residential Mortgage Loan Medium Term Notes, Variable Rate Notes, Series 1999-1, Due 2006 and Variable Rate Notes, Series 2001-2, Due 2008 (collectively, the “Notes”) in the aggregate outstanding principal amount of $800 million were issued.

PHH reported that the Notice indicated that events of default occurred as a result of Bishop’s Gate’s failure to provide the BG Trustee with its and certain other audited annual and unaudited quarterly financial statements.  PHH reported that while the Notice further informed the holders of the Notes of these events of default, the notice did not constitute a notice of acceleration of repayment of the Notes.  PHH reported that the Notice created an event of default under the Amended and Restated Liquidity Agreement (the “Liquidity Agreement”), dated as of December 11, 1998, as further amended and restated as of December 2, 2003, among Bishop’s Gate, certain banks listed therein and JPMorgan Chase Bank, as Agent.

On August 16, 2006, PHH reported that it had received all of the required approvals and executed a Supplemental Indenture to the Bishop’s Gate Indenture waiving any event of default arising as a result of the failure to provide the BG Trustee with its and certain other audited annual and unaudited quarterly financial statements as required.  PHH reported that this waiver will be effective provided that such financial statements are delivered to the BG Trustee and the rating agencies on the earlier of December 31, 2006 or the date on or after September 30, 2006 by which such financial statements are required to be delivered to the bank group under the Liquidity Agreement.  PHH also reported that a related waiver of the default under the Liquidity Agreement caused by the Notice under the Bishop’s Gate Indenture for failure to deliver the required financial statements was also executed.  PHH reported that the waiver under the Liquidity Agreement extended the date by which such financial statements are to be delivered to September 30, 2006, unless the principal amount of any indebtedness issued under the Bishop’s Gate Indenture shall become due and payable (other than by optional redemption) prior to such date.  PHH reported that Bishop’s Gate maintains committed capacity of approximately $2.4 billion to fund eligible mortgage loans.

On July 21, 2006, PHH also reported that it has obtained certain waivers and continues to seek additional waivers extending the date for delivery of the audited financial statements of its subsidiaries and other documents related to such financial statements to certain regulators, investors in mortgage loans and other third parties in order to satisfy state mortgage licensing regulations and certain contractual requirements.  PHH reported that it would continue to seek similar waivers as a result of the aforementioned accounting matters as may be necessary, however there could be no assurance that it could obtain any such waivers, or that any waivers obtained, including the waivers it has already obtained, would extend for a sufficient period of time to avoid restrictions on its business operations.

In a Current Report on Form 8-K that PHH filed on July 24, 2006, it reported that it entered into an unsecured $750 million Credit Agreement (the “Credit Agreement”), dated as of July 21, 2006, among PHH, Citicorp North America, Inc. and Wachovia Bank, National Association, as syndication agents; J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners; the lenders referred to therein (the “Lenders”); and JPMorgan Chase Bank, N.A., as a Lender and as administrative agent for the Lenders.  The Credit Agreement provides $750 million of capacity solely for the repayment of the unsecured medium term notes (the “MTNs”) issued under PHH’s public notes indenture.  PHH reported that the capacity under the Credit Agreement together with the excess capacity available under its existing unsecured credit facilities provides sufficient liquidity to fund the outstanding balance of its MTNs.  PHH reported that because it has failed to deliver the financial statements required under the public notes indenture related to the MTNs, it intended to launch a tender offer and consent solicitation in order either to retire the outstanding MTNs or obtain the requisite consents from the holders of the MTNs to waive compliance with the covenant requiring delivery of its financial statements.  PHH reported that there were no borrowings outstanding under the Credit Agreement as of July 21, 2006.

In a Current Report on Form 8-K that PHH filed on August 16, 2006, it reported that on August 16, 2006 it commenced a cash tender offer and consent solicitation (the “Offer”) to the holders (the “Noteholders”) of the MTNs.  PHH reported that if the Offer is successful, it would do one or a combination of the following: (i) retire the outstanding MTNs from tendering Noteholders, or (ii) obtain consent (the “Consent”) from the holders of at least a majority in principal amount of the outstanding MTNs to (a) amend certain provisions of the Indenture governing the MTNs, dated as of November 6, 2000 by and between PHH and J.P. Morgan Trust Company, N.A. (as successor trustee for Bank One Trust Company, N.A.) (as amended and supplemented to August 16, 2006, the “2000 Indenture”) regarding, among other things, the requirement to file with the SEC and the trustee the annual reports, quarterly reports and other documents (the “SEC Reports”) required under the Exchange Act, and (b) waive certain defaults and potential events of default under the 2000 Indenture.  Noteholders who tender their MTNs will be deemed to have provided their Consent.  PHH reported that it had not received a notice of default, from the Noteholders or the trustee under the 2000 Indenture, but if it receives such a notice and the default or defaults are not cured within 90 days of the notice, the Noteholders would be entitled to cause the principal amount and accrued and unpaid interest on the MTNs to become immediately due and payable.

PHH reported that the capacity under the Credit Agreement together with the excess capacity available under its existing unsecured credit facilities provides sufficient liquidity to fund the outstanding balance of the MTNs, and it continues to believe it has adequate liquidity to fund its operating cash needs.  PHH reported that it has previously obtained certain waivers and continues to seek additional waivers extending the date for delivery of its audited financial statements, or the audited financial statements of its subsidiaries, and other documents related to such financial statements to certain lenders, trustees and other third parties in connection with certain of its financing, servicing, hedging and related agreements and instruments (collectively, the “Financing Agreements”).

PHH reported that its revolving credit facilities and various other Financing Agreements require, among other things that PHH file, and/or deliver to the various lenders and trustees (within various specified periods of time), its financial statements or the financial statements of its mortgage services segment.  PHH reported that it has discussed the accounting matters disclosed in its previously-filed Forms 8-K with its principal lenders.  As previously disclosed, it obtained waivers under its $1.3 billion Five-Year Amended and Restated Competitive Advance and Revolving Credit Agreement, $500 million Revolving Credit Agreement and certain other facilities waiving certain potential breaches of covenants under those instruments and extending the deadline for the delivery of its financial statements and/or its 2005 annual servicing report to the various lenders under those instruments until September 30, 2006, unless the principal amount of any indebtedness issued under the 2000 Indenture becomes due and payable (other than by optional redemption) prior to such date.  It has not received any notices of default accelerating its payment of its currently outstanding indebtedness.

Under certain of PHH’s Financing Agreements, the lenders or trustees have the right to notify PHH if they believe PHH has breached a covenant under the operative documents and may declare an event of default. If PHH receives notice and is unable to cure the events of default or obtain necessary waivers within the required time periods or certain extended time periods, the maturity of some debt could be accelerated, and PHH’s ability to incur additional indebtedness could be restricted. Moreover, defaults under certain of PHH’s Financing Arrangements would trigger cross-default provisions under certain of PHH’s other Financing Arrangements.

PHH reported that in March and April, 2006, several class actions were filed against it, its Chief Executive Officer and its former Chief Financial Officer in the U.S. District Court for the District of New Jersey.  PHH reported that the plaintiffs purport to represent a class consisting of persons who purchased PHH’s common stock between May 12, 2005 and March 1, 2006 (the “Class Period”).  PHH reported that the plaintiffs alleged among other things, that the defendants violated the Exchange Act by failing to make complete and accurate disclosures concerning reported deferred tax assets and net income during the Class Period.

PHH reported that also in March and April, 2006, two derivative actions were filed in the U.S. District Court for the District of New Jersey against it, its former Chief Financial Officer and each member of its Board of Directors.  PHH reported that one of these derivative actions has since been voluntarily dismissed by the plaintiff.  PHH reported that the remaining derivative action alleges breaches of fiduciary duty and related claims based on substantially the same factual allegations as to reported deferred tax assets and net income as the class actions described above as well as based on an alleged overstatement of goodwill.  PHH reported that it intends to vigorously defend against these actions, but, due to the inherent uncertainties of litigation and because these actions are at a preliminary stage, it cannot predict the outcome of these matters at this time.

In a Current Report on Form 8-K that PHH filed on August 30, 2006, it reported that it had received the requisite consents related to the Offer and extended the deadline for Noteholders to deliver their consent to 5:00 p.m., New York City time, on September 13, 2006.

In a Current Report on Form 8-K that PHH filed on September 1, 2006, it reported that on August 31, 2006, PHH and J.P. Morgan Trust Company, N.A. (as successor in interest to Bank One Trust Company, N.A.), as Trustee (the “PHH Trustee”), entered into Supplemental Indenture No. 4 (the “Supplement”) to the 2000 Indenture, as amended or supplemented to August 31, 2006 (the “Amended 2000 Indenture”).

The Supplement provides that during the period beginning August 31, 2006 and ending on the Covenant Reversion Date (as defined below), a failure to comply with the requirements to (i) file with the SEC, and deliver to the PHH Trustee, the SEC Reports and (ii) deliver to the PHH Trustee a written statement regarding compliance with PHH’s obligations under the Amended 2000 Indenture and a description of any known defaults under the Amended 2000 Indenture (clauses (i) and (ii) together, the “Requirements”) will not constitute a default or event of default under the Amended 2000 Indenture.  Failure to comply with the Requirements as of the Covenant Reversion Date will constitute a default under the Amended 2000 Indenture.  The Supplement also provides that all defaults that shall have occurred prior to August 31, 2006 relating to PHH’s failure to comply with the Requirements are waived.  The “Covenant Reversion Date” means the earliest of 5:30 p.m., New York City time, on (i) the business day following PHH’s failure to pay the initial consent fee and consideration for tendered securities, if due, in accordance with the Offer, and the related Letter of Transmittal, each as may be amended and supplemented from time to time (the “Offer Documents”), (ii) the business day following PHH’s failure to pay the additional consent fee, if due, in accordance with the Offer Documents and (iii) December 31, 2006.

PHH disclosed the developments discussed above in Form 8-K reports that it filed with the SEC on March 1, March 13, March 17, April 6, April 27, May 11, June 12, July 21, July 24, August 16, August 30, and September 1, 2006, respectively, which reports you can find on the SEC website at www.sec.gov.  The developments described in this section and in these SEC filings could have a material adverse effect on the business, liquidity and financial condition of PHH and on the ability of PHH Mortgage to service the mortgage loans and perform its duties under the Purchase and Servicing Agreement.  The inability of PHH Mortgage to perform these functions could have a material adverse effect on the value of the Certificates.  These Form 8-K reports shall not be deemed to be incorporated by reference into this supplemental term sheet or the depositor’s registration statement.

THE SWAP PROVIDER

On the Closing Date, the Securities Administrator on behalf of the supplemental interest trust may enter into the Interest Rate Swap Agreement with the Swap Provider.  Moody’s currently rates the Swap Provider’s long-term certificates of deposit as “AA2” and short-term certificates of deposit as “P-1.” S&P rates the Swap Provider’s long-term certificates of deposit as “AA-“ and its short-term certificates of deposit as “A-1+.” Moody’s rates the long-term certificates of deposit of the Swap Provider as “AA-” and its short-term certificates of deposit as “F1+.”

AFFILIATES AND RELATED TRANSACTIONS

The Sponsor is a wholly owned subsidiary of JPMCB and an affiliate of the Depositor, the Underwriter and the Swap Provider, if any. JPMCB is an Originator and the Servicer of the Mortgage Loans, the Custodian for the mortgage files and, if applicable, the Swap Provider under the Interest Rate Swap Agreement. There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the Sponsor, the Depositor, JPMSI or JPMCB that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

SERVICING OF THE MORTGAGE LOANS

Servicing and Collection Procedures

Servicing functions to be performed by each Servicer under the related Servicing Agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure.  Each Servicer may contract with subservicers to perform some or all of such Servicer’s servicing duties, but the Servicer will not thereby be released from its obligations under the related Servicing Agreement.  When used herein with respect to servicing obligations, the term Servicer includes a subservicer.

Each Servicer will make reasonable efforts to collect all payments called for under the related Mortgage Loans and will, consistent with the related Servicing Agreement and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the related Mortgage Loans.  Consistent with the above, such Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies.  The Depositor’s prior approval or consent may be required for certain servicing activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted Mortgage Loan or REO Property.

Pursuant to the related Servicing Agreement, each Servicer will deposit collections on the related Mortgage Loans into the Custodial Account established by it.  Each Custodial Account is required to be kept segregated from operating accounts of the related Servicer and to meet the eligibility criteria set forth in the related Servicing Agreement.  If permitted under the related Servicing Agreement, amounts on deposit in the related Custodial Account may be invested in certain permitted investments described therein.  Any losses resulting from such investments are required to be reimbursed to such Custodial Account by the related Servicer out of its own funds.

On or before the Closing Date, the Securities Administrator, on behalf of the Trustee, will establish the Distribution Account into which each Servicer will remit all amounts required to be deposited therein pursuant to the related Servicing Agreement (net of such Servicer’s servicing compensation) on each Servicer Remittance Date.  On or prior to the date specified in the related Servicing Agreement, each Servicer will furnish to the Master Servicer information with respect to loan level remittance data for such month’s remittance.

Accounts

On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained a Custodial Account.  On or prior to the Closing Date, the Securities Administrator will establish the Distribution Account.  As further compensation, if permitted under the related Servicing Agreement, funds credited to the Custodial Account established by a Servicer may be invested at the discretion of such Servicer for its own benefit in permitted investments.  Amounts on deposit in the Distribution Account may be invested for the benefit of a residual class of Certificates, not offered hereby, in permitted investments.  The following table sets forth certain information with respect to the accounts of the Issuing Entity.

Account	Responsible Party	Party Entitled to Investment Income
Custodial Accounts	Each Servicer will be responsible for maintaining a Custodial Account.	The related Servicer will be entitled to any investment income on amounts in deposit in its Custodial Account.
Distribution Account	The Securities Administrator will be responsible for maintaining the Distribution Account.	A residual class of Certificates, not offered hereby, may be entitled to a portion of the investment income on amounts in deposit in the Distribution Account.

Flow of Funds

On the 18th day of each month (or, if such 18th day is not a Business Day, on the immediately preceding Business Day), each Servicer will remit all amounts on deposit in the related Custodial Account to the Distribution Account.  On each Distribution Date, to the extent of the Available Distribution Amount for each Pool on deposit in the Distribution Account, the Securities Administrator, on behalf of the Trustee, will make distributions to the related Certificateholders.  The following table sets forth the flow of funds from collections of payments on the Mortgage Loans, the deposit of such funds into the accounts and the payments of such funds to the Certificateholders.

Period/Event	Dates	Flow of Funds
Due Period	The period beginning on the second day of a calendar month and ending on the first day of the succeeding calendar month.

Each Servicer shall hold in the related Custodial Account all scheduled installments of interest (net of the Servicing Fees) and principal collected on the related Mortgage Loans, together with any Monthly Advances in respect thereof.

Prepayment Period	The calendar month immediately preceding the Distribution Date.

Each Servicer shall hold in the related Custodial Account all partial or full prepayments of principal and certain other unscheduled payments of principal, together with any accrued interest thereon on the related Mortgage Loans during such period plus any amounts required to be paid by that Servicer in respect of Prepayment Interest Shortfalls on such Mortgage Loans.

Servicer Remittance Date	The 18th day of each calendar month (or, if the 18th is not a Business Day, on the immediately preceding Business Day).

On the Servicer Remittance Date, each Servicer will remit to the Distribution Account, scheduled payments received on the Mortgage Loans serviced by it due during the related Due Period and any Monthly Advances in respect thereof, prepayments received on the Mortgage Loans serviced by it during the related Prepayment Period and certain other unscheduled amounts required to be remitted by such Servicer in accordance with the applicable Servicing Agreement.

Distribution Date	The 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter.

On each Distribution Date, the Securities Administrator will remit amounts on deposit in the Distribution Account to Certificateholders in accordance with the priority of distributions set forth herein.

Compensating Interest to be Paid by the Servicers in Connection with Certain Prepaid Mortgage Loans

When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter.  Principal prepayments by borrowers received by a Servicer during the related Prepayment Period for a Distribution Date will be distributed to Certificateholders on the related Distribution Date.  Thus, less than one month’s interest may have been collected on Mortgage Loans that have been prepaid with respect to any Distribution Date.  Pursuant to each Servicing Agreement, the related Servicer will be required to make payments in respect of Prepayment Interest Shortfalls from its own funds with respect to Mortgage Loans serviced by such Servicer.

The respective obligations of the Servicers to make payments in respect of Prepayment Interest Shortfalls for any month shall be limited to their respective aggregate Servicing Fees for that month.  The Master Servicer is obligated to reduce a portion of its Master Servicing Fee for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicers, but such obligation is limited to an amount specified in the Pooling and Servicing Agreement.  The amount of interest available to be paid to Certificateholders will be reduced by any uncompensated Prepayment Interest Shortfalls.

Advances

Subject to the limitations described in the following paragraph, each Servicer will be required to advance prior to each Servicer Remittance Date, from its own funds, or funds in its Custodial Account that are not otherwise required to be remitted to the Distribution Account for that Distribution Date, with respect to those Mortgage Loans serviced by it, Monthly Advances.  The Master Servicer will be obligated to make any required Monthly Advance if a Servicer fails in its obligation to do so, to the extent provided in the Pooling and the Servicing Agreement and the related Servicing Agreement.

Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses.  Each Servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such Monthly Advances are, in its good faith judgment or reasonable determination, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans.  If a Servicer fails to make a Monthly Advance as required under the related Servicing Agreement, the Master Servicer will be required to make, or shall cause the successor servicer to make, a Monthly Advance in accordance with the terms of the Pooling and Servicing Agreement; provided, however, that in no event will the Master Servicer be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans.  If a Servicer determines on any Determination Date to make a Monthly Advance, such Monthly Advance will be included with the payment to Certificateholders on the related Distribution Date.  Any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement will constitute a Master Servicer Default thereunder, in which case the Trustee (if it is acting as successor master servicer) or the successor master servicer will be obligated to make such Monthly Advance.

Compliance with Applicable Servicing Criteria and Servicer Attestation

The Pooling and Servicing Agreement provides that on or before a specified date in each year for which the Depositor is required to file a 10-K, each party participating in the servicing function of the Issuing Entity provide a report to the Securities Administrator on an assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to such party.  A firm of independent public accountants will be required to furnish to the Securities Administrator an attestation report compliant with Item 1122 of Regulation AB on such party’s assessment of compliance with the applicable servicing criteria as an exhibit.

The Pooling and Servicing Agreement also provides for delivery to the Depositor and the Master Servicer, on or before a specified date in each year to which the Depositor is required to file a 10-K, of an annual officer’s certificate to the effect that the Securities Administrator has fulfilled its obligations under the Pooling and Servicing agreement throughout the preceding year.

The related Servicing Agreement provides for delivery to the Depositor, the Master Servicer and the Securities Administrator, on or before a specified date in each year, of an annual officer’s certificate to the effect that the Servicer has fulfilled its obligations under the related Servicing Agreement throughout the preceding year and the Item 1122 assessment of compliance and accountant’s attestation.

Master Servicer Default; Servicer Default

Events of default by the Master Servicer under the Pooling and Servicing Agreement include (i) any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement, unless cured as specified therein; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by on or behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

If the Master Servicer is in default in its obligations under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the Class Principal Amount applicable to each class of Certificates affected thereby, terminate the Master Servicer and either appoint a successor Master Servicer in accordance with the Pooling and Servicing Agreement or succeed to the responsibilities of the Master Servicer.

Events of default under the Servicing Agreements include, among other things, (i) any failure of the Servicers to remit to the Distribution Account any required payment which continues unremedied for a specified period; (ii) any failure by the Servicers duly to observe or perform in any material respect any of the covenants or agreements in the related Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the related Servicer; and (iii) certain events of insolvency and certain actions by or on behalf of the Servicers indicating their insolvency, reorganization or inability to pay their obligations.

In the event of a default by a Servicer under its Servicing Agreement, the Master Servicer will have the right to remove that Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders.  In the event that the Master Servicer removes a Servicer, the Master Servicer will, in accordance with the Pooling and Servicing Agreement, act as successor servicer under the related Servicing Agreement or will appoint a successor servicer reasonably acceptable to the Depositor and the Trustee.  In connection with the removal of a Servicer, the Master Servicer will be entitled to be reimbursed from the assets of the Issuing Entity for all of its reasonable costs associated with the termination of such Servicer and the transfer of servicing to a successor servicer.

Resignation of Servicers; Assignment and Merger

No Servicer, other than JPMCB, may resign from its obligations and duties under its Servicing Agreement or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by such Servicer, or (ii) with the approval of the Master Servicer and the Trustee, which approval may not be unreasonably withheld.  JPMCB may assign or transfer its rights, duties or obligations under its Servicing Agreement; provided that any such assignment or transfer shall not result in a reduction or withdrawal of then-current ratings of the Certificates and such successor servicer meets the qualifications of a successor servicer as set forth in the related Servicing Agreement.  No such resignation will become effective until a successor servicer has assumed the related Servicer’s obligations and duties under such Servicing Agreement.

Any person into which a Servicer may be merged or consolidated, any person resulting from any merger or consolidation which a Servicer is a party, any person succeeding to the business of a Servicer or any person to whom a Servicer assigns or transfers its duties and obligations, will be the successor of such Servicer under the related Servicing Agreement.

FEES AND EXPENSES OF THE ISSUING ENTITY

The expense fees for the Mortgage Loans are payable generally out of the interest payments on each Mortgage Loan.  The expense fees consist of the Servicing Fee, the portion of any Master Servicing Fee comprised of a percentage each month of the then-outstanding principal balance of the Mortgage Loans and any lender paid mortgage guaranty insurance premiums, if applicable.

The Servicers are also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and, if applicable, all reinvestment income earned on amounts on deposit in the related Custodial Accounts.

The Master Servicer will be entitled to retain the Master Servicing Fee in connection with the performance of its obligations under the Pooling and Servicing Agreement.  The Master Servicer and the Securities Administrator will be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payments to Certificateholders.

The following table sets forth certain information with respect to the fees payable to the Servicers, the Master Servicer, the Trustee and the Securities Administrator in respect of the performance of their obligations to the Issuing Entity.

Party	Fee Payable	Amount/ Description of Fee	Priority/ Source of Payment
Servicers	Monthly

With respect to each Servicer and each Mortgage Loan serviced by it, an amount equal to 1/12 of the product of (1) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) the Servicing Fee Rate with respect to such Mortgage Loan.

Each Servicer will withdraw their aggregate Servicing Fee from interest actually collected on each Mortgage Loan serviced by it, prior to such amounts being available to make payments on the Certificates.

Securities Administrator	Monthly

The Securities Administrator will be entitled to an amount equal to 1/12 of the product of (1) the principal balance of the Mortgage Loans as of the first day of the related Due Period and (2) the Securities Administrator Fee Rate.

On each Distribution Date, the Securities Administrator will retain the Securities Administrator Fee prior to distributions to Certificateholders.
Trustee	As determined by the Securities Administrator and the Trustee.	The fees of the Trustee will be determined by agreement between the Securities Administrator and the Trustee.	The fees of the Trustee will be paid by the Securities Administrator from the Securities Administrator Fee.
Master Servicer	As determined by the Master Servicer and the Securities Administrator.	The fees of the Master Servicer will be determined by agreement between the Master Servicer and the Securities Administrator.	The fees of the Master Servicer will be paid by the Securities Administrator from the Securities Administrator Fee.

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

Yield Considerations

The yields to maturity (or to early termination) of the Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the related Mortgage Loans.  Yields will also be affected by the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors.  A portion of the Mortgage Loans may be voluntarily prepaid in full or in part without the payment of any penalty or premium.  In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.  Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.  The Mortgage Loans generally have due-on-sale clauses.

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation.  The timing of changes in the rate of prepayments, liquidations and purchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the Certificates.  In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor’s yield.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, hurricanes, landslides, wildfires, earthquakes or other natural disasters.  The Originator or the Seller will represent and warrant that, as of the Closing Date, each Mortgaged Property was free of material damage.  In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the Originator or the Seller, as applicable, will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor.  If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Originator or the Seller, as applicable, will not have any repurchase obligation.  In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties.  As a consequence, Realized Losses could result.  To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the Mortgage Loans in whole or in part.  Any purchases or repayments of the Mortgage Loans in a Pool may reduce the weighted average lives of the related Certificates and will reduce the yields on the related Certificates to the extent they are purchased at a premium.

Prepayments, liquidations and purchases of the Mortgage Loans in a Pool will result in distributions to related Certificateholders of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans.  The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans.  In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

The yields on the Certificates may also be adversely affected by Net Prepayment Interest Shortfalls for the related Mortgage Loans.

The yields to investors in the Certificates may be significantly affected by the exercise of the Master Servicer’s option to repurchase the Mortgage Loans in a Pool, as described herein.  See “Description of the Certificates — Optional Clean-Up Redemption of the Certificates.” If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

Conversely, if the purchaser of an Interest-Only Certificate or another Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.  The effective yield to holders of the Certificates, other than the LIBOR Certificates, will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

Prospective purchasers of the Interest-Only Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such purchasers to recover their initial investments.

Yield Sensitivity of the Mezzanine and Subordinate Certificates

If the Overcollateralized Amount for a Pool has been reduced to zero, the yield to maturity on the remaining class of related Mezzanine or Subordinate Certificates with the lowest payment priority will become extremely sensitive to losses on the Mortgage Loans in such Pool (and the timing thereof), because the entire amount of any Realized Losses in such Pool (to the extent not covered by related Net Monthly Excess Cashflow), will be allocated to those Certificates.  Investors in the Mezzanine and Subordinate Certificates should fully consider the risk that Realized Losses on the Mortgage Loans in the related Pool could result in the failure of such investors to fully recover their investments.  In addition, once Realized Losses l have been allocated to a class of Mezzanine or Subordinate Certificates, such amounts with respect to such Certificates will not longer accrue interest and will not be reinstated thereafter (except to the extent of related Subsequent Recoveries as set forth in the Pooling and Servicing Agreement) and no amounts in respect thereof will be distributable to the Holders of those Certificates.  However, Unpaid Realized Loss Amounts may be paid to the holders of the applicable Mezzanine or Subordinate Certificates from related Net Monthly Excess Cashflow in the priority set forth under “Description of the Certificates—Overcollateralization Provisions” in this supplemental term sheet.

The Mezzanine and Subordinate Certificates will not be entitled to any principal distributions until the related Step-Down Date or during any period in which a Trigger Event for such Pool is in effect, unless the aggregate Class Principal Amount of the related Senior Certificates has been reduced to zero.  As a result, the weighted average lives of the Mezzanine and Subordinate Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among all classes of related Certificates.  As a result of the longer weighted average lives of the Mezzanine and Subordinate Certificates, the holders of such Certificates have a greater risk of suffering a loss on their investments.  Further, because a Trigger Event for a Pool may be based on delinquencies, it is possible for the Mezzanine or Subordinate Certificates to receive no principal distributions (unless the Class Principal Amount of the Senior Certificates has been reduced to zero) on and after the related Step-Down Date even if no losses have occurred on the related Mortgage Loans.

LIBOR Certificates

The yield to maturity on the LIBOR Certificates will be sensitive to fluctuations in One-Month LIBOR, and the Certificate Interest Rate on these Certificates will vary directly with the level of One-Month LIBOR.  To the extent the Certificate Interest Rates on the LIBOR Certificates for a Distribution Date is limited by the applicable interest rate formula, these certificates will be entitled to Basis Risk Shortfall Carryover Amounts.  Such amounts will only be payable from amounts paid under the Interest Rate Swap Agreement and amounts available, if any, from excess cashflow on the Mortgage Loans.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

In the opinion of McKee Nelson LLP, counsel to the Underwriter and special tax counsel to the Depositor, a designated portion of the Issuing Entity will comprise multiple REMICs for federal income tax purposes; one or more Lower-Tier REMICs and a single Upper-Tier REMIC.  Each Lower-Tier REMIC will hold either Mortgage Loans or uncertificated regular interests and will issue several classes of uncertificated regular interests and a single residual interest.  None of the residual interests in the Lower-Tier REMICs are offered hereby.  The Upper-Tier REMIC will hold as assets regular interests issued by one or more Lower-Tier REMICs.  Elections will be made to treat each REMIC created under the Pooling and Servicing Agreement as a REMIC for federal income tax purposes.  The Offered Certificates other than any residual certificates will represent ownership of regular interests in the Upper-Tier REMIC, and any residual certificates will represent ownership of the sole residual interest in the Upper-Tier REMIC.  All prospective investors should review the discussion under “Material Federal Income Tax Consequences” in the accompanying prospectus.

The Regular Certificates will be treated as debt instruments issued by the Upper-Tier REMIC for all federal income tax purposes.  Income on the Regular Certificates must be reported under an accrual method of accounting.  Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

Certain Regular Certificates may be treated as having been issued with OID.  The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes will be set forth in the related prospectus supplement.  No representation is made that the Mortgage Loans will, in fact, prepay at this rate or any other rate.  Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates.

As is described more fully under “Material Federal Income Tax Consequences” in the prospectus, the Offered Certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code generally in the same proportion that the assets of the Issuing Entity (exclusive of any assets not included in any REMIC) would be so treated, and income on the Offered Certificates generally will represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c)(3)(B) of the Code in the same proportion that the income on the assets of the Issuing Entity (exclusive of any assets not included in the REMIC) will be so treated. The Regular Certificates will represent qualified mortgages under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

The Residual Certificates

Special tax considerations apply to an investment in any residual certificates.  In certain circumstances, residual certificates can produce a significantly less favorable after-tax return for a beneficial owner than would be the case if (i) a residual certificate were taxable as a debt instrument, or (ii) no portion of taxable income allocated to a residual certificate were “excess inclusion” income.  See “Material Federal Income Tax Consequences —Taxation of Holders of Residual Interest Securities” in the prospectus.

Under applicable Treasury regulations, if a residual certificate is a “noneconomic residual interest,” as described in the prospectus, the transfer of a residual certificate to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A residual certificate will be considered a “noneconomic residual interest” for this purpose.  See “Material Federal Income Tax Consequences — Taxation of Holders of Residual Interest Securities — Restrictions on Ownership and Transfer of Residual Interest Securities” in the prospectus.

Other Taxes

No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

All investors should consult their own advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

ERISA MATTERS

ERISA and Section 4975 of the Code impose requirements on certain Plans to which they are applicable and on persons who are fiduciaries with respect to these Plans.

ERISA prohibits “parties in interest” with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code.  Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the Plan’s acquisition and ownership of such Certificates.  See “ERISA Considerations” in the accompanying prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this supplemental term sheet and in the accompanying prospectus, subject to the provisions of other applicable federal and state law.  Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by Plans that are subject to ERISA are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

The U.S. Department of Labor has granted to the Underwriter an administrative Exemption which exempts from the application of the prohibited transaction rules transactions relating to:

·

the acquisition, holding and sale by Plans of certain securities issued by an issuing entity with respect to which the Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

·

the servicing, operation and management of such issuing entities,

provided that the general conditions and certain other requirements set forth in the Exemption are satisfied.

Among the conditions which must be satisfied for the Exemption to apply:

·

The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party.

·

The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from a rating agency identified in the exemption, such as S&P, Fitch Ratings or Moody’s Investors Service, Inc.

·

The Trustee is not an affiliate of any other member of the “restricted group” (defined below in the second following paragraph), other than an Underwriter.

·

The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Seller and the Depositor pursuant to the assignment of the trust assets to the Issuing Entity represents not more than the fair market value of such assets; the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer’s services under the Pooling and Servicing Agreement and reimbursements of such person’s reasonable expenses in connection therewith.

·

The Plan investing in the Offered Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

The Issuing Entity must also meet each of the requirements listed below:

·

The Mortgage Pool must consist solely of assets of the type that have been included in other investment pools.

·

Certificates representing beneficial ownership in such other investment pools must have been rated in one of the four highest generic rating categories by a rating agency for at least one year prior to the Plan’s acquisition of Offered Certificates.

·

Certificates evidencing beneficial ownership in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire indebtedness of an issuing entity holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that:

·

in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the restricted group;

·

such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the issuing entity;

·

the Plan’s investment in Offered Certificates of any class does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition; and

·

immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in securities representing indebtedness of one or more issuing entities containing assets sold or serviced by the same issuing entity.

This relief does not apply to Plans sponsored by members of the “restricted group” consisting of the Seller, the Depositor, the Master Servicer, the Servicer, the Trustee, each underwriter, any obligor with respect to Mortgage Loans included in the assets of the Issuing Entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the Issuing Entity, a provider of credit enhancement to the Issuing Entity, a counterparty to an eligible swap agreement held by the Issuing Entity or any affiliate of one of these parties.

It is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates (except for any residual certificate) and that all conditions of the Exemption other than those within the control of the investors will be met.

The rating of a class of Offered Certificates may change.  If a class of Offered Certificates no longer has a rating of at least an investment grade rating from at least one rating agency, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).  However, insurance company general accounts investing assets of Plans may be eligible to purchase such Offered Certificates pursuant to Sections I and III of PTCE 95-60.

BECAUSE THE CHARACTERISTICS OF ANY RESIDUAL CERTIFICATE MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION UNDER ERISA INCLUDING PTCE 83-1, THE PURCHASE AND HOLDING OF ANY RESIDUAL CERTIFICATE BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS AND THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES.  CONSEQUENTLY, THE ACQUISITION AND TRANSFER OF ANY RESIDUAL CERTIFICATE WILL NOT BE REGISTERED BY THE SECURITIES ADMINISTRATOR UNLESS THE SECURITIES ADMINISTRATOR ON BEHALF OF THE TRUSTEE RECEIVES:

·

a representation from the transferee of any residual certificate to the effect that the transferee is not an employee benefit plan subject to section 406 of ERISA or a plan or arrangement subject to section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer;

·

a representation that the transferee is an insurance company which is purchasing any residual certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of any residual certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or

·

an opinion of counsel satisfactory to the Trustee and the certificate registrar to the effect that the proposed transfer will not (i) constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or (ii) subject the certificate registrar, the Trustee, the Depositor, the Master Servicer, the Servicer or the Securities Administrator to any obligation in addition to those undertaken by them in the Pooling and Servicing Agreement.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemption described above and PTCE 83-1 described in the prospectus, and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of Offered Certificates to a Plan is in no respect a representation by the Issuing Entity or the Underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL MATTERS

The validity of the Certificates will be passed upon for the Depositor by McKee Nelson LLP, New York, New York.  Certain tax matters will be passed upon for the Depositor by McKee Nelson LLP.  McKee Nelson LLP will act as counsel for the Underwriter.

RATINGS

It is a condition of the issuance of the Certificates that they be rated as set forth in the related prospectus supplement by each of the Rating Agencies, as applicable.

The ratings assigned to mortgage pass through certificates address the likelihood of the receipt of all payments on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued.  Such ratings take into consideration the credit quality of the related Pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the Pool is adequate to make the payments required by such certificates.  Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the Mortgage Loans.

The rating assigned by the Rating Agencies to a residual certificate only addresses the return of its Class Principal Amount and interest thereon at the stated rate.

The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency.  The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

LEGAL INVESTMENT

The Depositor makes no representations as to the proper characterization of any class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Offered Certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of Offered Certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

GLOSSARY OF DEFINED TERMS

1-Year CMT

The weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a day specified in the related note.

1-Year LIBOR

The London Interbank offered rate for one-year U.S. dollar deposits as listed under “Money Rates” in The Wall Street Journal most recently available as of 30 or 45 days, as applicable, prior to the related adjustment date.

10/1 Mortgage Loan or 10/20 Mortgage Loan

A Mortgage Loan that has a Mortgage Rate that is fixed for approximately 120 months after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual or annual adjustment based on the applicable mortgage index.

2/28 Mortgage Loan

A Mortgage Loan that has a Mortgage Rate that is fixed for approximately 24 months after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual adjustment based on the applicable mortgage index.

3/1 Mortgage Loan or 3/27 Mortgage Loan

A Mortgage Loan that has a Mortgage Rate that is fixed for approximately 36 months after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual or annual adjustment based on the applicable mortgage index.

5/1 Mortgage Loan or 5/25 Mortgage Loan

A Mortgage Loan that has a Mortgage Rate that is fixed for approximately 60 months after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual or annual adjustment based on the applicable mortgage index.

7/1 Mortgage Loan or 7/23 Mortgage Loan

A Mortgage Loan that has a Mortgage Rate that is fixed for approximately 84 months after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual or annual adjustment based on the applicable mortgage index.

Accrual Period

With respect to any Distribution Date and certain classes of Certificates, the calendar month immediately preceding the month in which the related Distribution Date occurs.  With respect to any Distribution Date and certain other classes of Certificates, either (i) the period from and including the 25th day of the month immediately preceding the month in which the related Distribution Date occurs to the 24th day of the month of such Distribution Date or (ii) the period from and including the Distribution Date in the month immediately preceding the month in which the related Distribution Date occurs to the day immediately preceding such Distribution Date.

Allocated Realized Loss

With respect to any class of Senior, Mezzanine or Subordinate Certificates and any Distribution Date is an amount equal to the sum of (i) any Realized Loss allocated to that class of certificates on that Distribution Date and (ii) any Realized Loss allocated to that class of certificates on any previous Distribution Date, as reduced by an amount equal to the increase in the related Class Principal Amount due to the receipt of Subsequent Recoveries.

American Home	American Home Mortgage Corp.
American Home Mortgage Loans	The Mortgage Loans included in the Issuing Entity that were originated or acquired by American Home.
Assignment Agreement	The assignment, assumption and recognition agreement among the Depositor, the Seller, the Servicer, the Master Servicer and the Trustee, on behalf of the Issuing Entity.
Available Distribution Amount	With respect to any Distribution Date and Pool (as more fully described in the Pooling and Servicing Agreement), generally, the sum of following amounts for such Pool:

(1)  all scheduled installments of interest (net of the Servicing Fees) and principal collected on the related Mortgage Loans and due during the related Due Period, together with any Monthly Advances in respect thereof;

(2) related Insurance Proceeds;

(3)  (a) related Liquidation Proceeds received during the month preceding the month of such Distribution Date, including, with respect to any Pledged Asset Loans in such Mortgage Pool, all proceeds of the related Pledged Assets, to the extent payable and (b) any Subsequent Recoveries received during the month preceding the month of such Distribution Date with respect to the related Mortgage Loans;

(4)  all partial or full prepayments of principal, together with any accrued interest thereon on the related Mortgage Loans during the related Prepayment Period plus any amounts received from the Master Servicer or the Servicers in respect of Prepayment Interest Shortfalls on such Mortgage Loans; and

(5)  amounts received with respect to such Distribution Date as the purchase price or a price adjustment in respect of a Defective Mortgage Loan in such Pool purchased or replaced by an Originator or the Seller as of such Distribution Date as a result of a breach of a representation or warranty or a document defect;

minus:

•

all charges and other amounts payable or reimbursable to the Master Servicer, the Swap Provider, the Securities Administrator and the Trustee under the Pooling and Servicing Agreement with respect to such Pool;

•

in the case of paragraphs (2) through (5) above, any related unreimbursed expenses incurred in connection with a liquidation or foreclosure and any related unreimbursed Monthly Advances or servicing advances due to the Master Servicer or the Servicer;

•

any related unreimbursed Monthly Advances or servicing advances determined to be nonrecoverable; and

•

in the case of paragraphs (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

Basic Principal Distribution Amount

With respect to any Distribution Date and Pool, the excess of (i) the Principal Remittance Amount for such Pool and Distribution Date over (ii) the Overcollateralization Release Amount for such Pool, if any, for such Distribution Date.

Basis Risk Shortfall Carryover Amount	As specified in the related prospectus supplement.
Beneficial Owner	A person acquiring an interest in a Book-Entry Certificate.
Book-Entry Certificates	Any class of Certificates issued, maintained and transferred on the book-entry records of DTC and its Participants.
Business Day

Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York, New York, the State of Minnesota or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

Certificate	Any Certificate issued under the Pooling and Servicing Agreement.
Certificate Interest Rate	The rate at which interest accrues on a class of Certificates as set forth in the related prospectus supplement.
Certificate Margin	With respect to any class of LIBOR Certificates, the amount set forth in the related prospectus supplement.
Certificate Principal Amount

With respect to any Certificate (other than an Interest-Only Certificate) the related Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on that Certificate in respect of principal and the principal portion of any Realized Losses  previously allocated to that Certificate; provided, however, that the Certificate Principal Amount of each class of Certificates (other than the Interest-Only Certificates) to which Realized Losses have been allocated shall be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans distributed as principal to any class of Certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Amount of such class of Certificates.  The Certificate Principal Amount of a class of Subordinate Certificates may be additionally reduced by allocation of any Subordinate Certificate Writedown Amount.

Certificateholder	The holder of a Certificate.
Chase Originator Mortgage Loans	The Mortgage Loans included in the Issuing Entity that were originated or acquired by the Chase Originators.
Chase Originators	JPMCB together with CHF.
CHF	Chase Home Finance LLC.
Class Notional Amount	The notional amount applicable to any class of Interest-Only Certificates.
Class Principal Amount	For each class of Certificates, the aggregate Certificate Principal Amounts of the Certificates of that class.
Closing Date	As specified in the term sheet.
Code	The Internal Revenue Code of 1986, as amended.
Current Interest

For each class of Certificates (other than the Principal-Only Certificates) on any Distribution Date, the amount of interest accrued during the related Accrual Period on the related Class Principal Amount or Class Notional Amount, as applicable, immediately prior to that Distribution Date at the applicable Certificate Interest Rate.

Custodial Account	With respect to the Servicer, an account or accounts for the collection of payments on the Mortgage Loans which will be separate from the Servicer’s other assets.
Custodian	JPMorgan Chase Bank, National Association.
Cut-off Date	As specified in the related prospectus supplement.
Cut-off Date Balance	The aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.
Debt Service Reduction	With respect to any mortgage loan, a reduction in its scheduled monthly payment by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code.
Deficient Valuation

A proceeding under the United States Bankruptcy Code whereby the court may establish the value of the mortgaged property at an amount less than the related outstanding principal balance of the mortgage loan secured by the mortgaged property or may reduce the outstanding principal balance of a mortgage loan.  In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent that the outstanding principal balance of the mortgage loan exceeds the value assigned to the mortgage loan by the bankruptcy court.

Defective Mortgage Loan

Any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan.

Definitive Certificate	A Certificate held in physical form.
Deleted Mortgage Loan	A Defective Mortgage Loan that has been removed from the Issuing Entity and replaced with a Replacement Mortgage Loan.
Depositor	J.P. Morgan Acceptance Corporation I.
Determination Date	The determination date specified in the Pooling and Servicing Agreement.
Distribution Account	An account established by the Securities Administrator on or prior to the Closing Date, which will be maintained with the Securities Administrator in trust for the benefit of the Certificateholders.
Distribution Date	The 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter.
DTC	The Depository Trust Company.
Due Date

For a Mortgage Loan, the date specified in the related Mortgage Note on which the monthly scheduled payment of interest and principal (or interest only during the applicable interest-only period, if any, following origination) is due, which is the first day of the calendar month in the case of the Mortgage Loans.

Due Period

With respect to a Mortgage Loan and any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

Effective Loan-to-Value Ratio

A fraction, expressed as a percentage, the numerator of which is the original Stated Principal Balance of the related Mortgage Loan, less the amount secured by the Pledged Assets required at the time of origination, if any, and the denominator of which is (a) in the case of a Mortgage Loan financing the acquisition of a Mortgaged Property, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the related Originator at origination of such Mortgage Loan; provided however, certain Mortgage Loans financing the acquisition of a Mortgaged property in New York will be based solely on the appraised value, or (b) in the case of a refinancing, the appraised value of the Mortgaged Property at the time of such refinance.

ERISA	The Employee Retirement Income Security Act of 1974, as amended.
Exemption	An administrative prohibited transaction exemption granted to the Underwriter by the U.S. Department of Labor, which permits the acquisition, holding and sale by Plans of the Certificates.
Final Scheduled Distribution Date	As specified in the related prospectus supplement.
Financial Intermediary	A brokerage firm, bank, thrift institution or other financial intermediary that maintains a Beneficial Owner’s account.
Fitch	Fitch Ratings.
HSBC Bank	HSBC Bank USA, National Association.
Insurance Proceeds

Collectively, all proceeds of any primary mortgage guaranty insurance policies or any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration or repair of the related mortgaged property or released to the related mortgagor in accordance with the Servicer’s normal servicing procedures.

Interest Distribution Amount

With respect to each class of Certificates and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Certificate Interest Rate on the related Class Principal Amount for such Distribution Date as reduced by such class’ share of Net Interest Shortfalls.

Interest Rate Swap Agreement	An agreement entered into by the Securities Administrator on behalf of the supplemental interest trust and the Swap Provider for the benefit of the certain classes of certificates.
Interest Remittance Amount

With respect to any Distribution Date and Pool, that portion of the Available Distribution Amount for such Pool Distribution Date attributable to interest received or advanced with respect to the related Mortgage Loans and Compensating Interest paid by the Servicer or Master Servicer with respect to the related Mortgage Loans, net of certain fees and reimbursements payable to the Servicers, the Master Servicer, the Securities Administrator and the Trustee.

Interest-Only Certificates	The Certificates which are not entitled to distributions in respect of principal.
Interest Shortfall

With respect to any class of Certificates and any Distribution Date, (i) the amount by which the Interest Distribution Amount for such class on such Distribution Date exceeds (ii) amounts distributed in respect thereof to such class on prior Distribution Dates.

Issuing Entity

The issuing entity created pursuant to the Pooling and Servicing Agreement, consisting primarily of those assets set forth in the fifth paragraph under the heading “Description of the Certificates—General.”

JPMCB	JPMorgan Chase Bank, National Association.
LIBOR	The London Interbank Offered Rate for one-month United States dollar deposits (“”) as quoted on Telerate Page 3750 as of 11:00 A.M., London time on the LIBOR Determination Date.
LIBOR Business Day	Any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.
LIBOR Certificates	The Certificates, if any, that have Certificate Interest Rates that adjust based on LIBOR.
LIBOR Determination Date	The second LIBOR business day prior to the first day of the related Accrual Period.
Limited Purpose Surety Bond

A limited purpose surety bond issued to the related Originator by Ambac Assurance Corporation intended to guarantee the receipt by the Issuing Entity of certain shortfalls in the net proceeds realized from the liquidation of any required Pledged Assets (such amount not to exceed 30% of the original principal amount of the related Pledged Asset Loan) to the extent that any such shortfall results in a loss of principal as an Pledged Asset Loan that becomes a Liquidated Mortgage Loan, as more particularly described in, and as limited by, the terms and provisions of the Limited Purpose Surety Bond.

Liquidated Mortgage Loan

Generally, a defaulted Mortgage Loan as to which the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of that Mortgage Loan have been received by the Servicer.

Liquidation Proceeds

All amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, including, with respect to any Pledged Asset Loans, all proceeds of the related Pledged Assets, to the extent payable.

Loan-to-Value Ratio

For a Mortgage Loan at any given time, a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a Mortgage Loan financing the acquisition of the Mortgaged Property, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the related Originator at origination of such Mortgage Loan or (b) in the case of a refinancing, the appraised value of the Mortgaged Property at the time of such refinance.

Lower-Tier REMIC	Any REMIC formed pursuant to the Pooling and Servicing Agreement other than the Upper-Tier REMIC.
Master Servicer	U.S. Bank National Association.
Master Servicing Fee

An amount determined by agreement between the Master Servicer and the Securities Administrator.  The fees of the Master Servicer will be paid by the Securities Administrator from the Securities Administrator Fee.

Monthly Advance

With respect to any Mortgage Loan for which a Scheduled Payment due on a Due Date is not received by the related Determination Date, an amount equal to the scheduled payment of interest at the related Mortgage Rate (less the applicable Servicing Fee Rate) and scheduled principal payment on that Mortgage Loan, to the extent provided in the Servicing Agreement and the Pooling and Servicing Agreement.

Moody’s	Moody’s Investors Service, Inc.
Mortgage	The original instrument creating a first lien on a Mortgaged Property securing a Mortgage Loan.
Mortgage File

The Mortgage Note, the Mortgage with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, all recorded intervening assignments of the Mortgage and any modifications to such Mortgage Note and Mortgage (except for any such documents other than Mortgage Notes not available on the Closing Date, which will be delivered to the Trustee or the Custodian as soon as the same is available to the Depositor).

Mortgage Loans	The conventional, adjustable rate mortgage loans secured by first liens on the Mortgaged Properties included in the Issuing Entity as of the Closing Date.
Mortgage Note	The original promissory note (and any modification or amendment thereto) endorsed in blank without recourse relating to a Mortgage Loan.
Mortgage Pool	The Mortgage Loans.
Mortgage Rate	With respect to any Mortgage Loan, the annual rate of interest borne by the related Mortgage Note from time to time, as of the related Due Date.
Mortgaged Property

A one-to-four family residential property securing a Mortgage Loan, including, but not limited to, single family residences, two-to four family residences, three-to four family residences, condominiums, cooperative units and planned unit developments.

Net Interest Shortfall

With respect to any Distribution Date, an amount equal to the sum of the following amounts for a Pool:

•

any Net Prepayment Interest Shortfalls for that Distribution Date and Pool; and

•

Relief Act Reductions for that Distribution Date and Pool.

Net Swap Payment

A net payment required to be made on each Distribution Date (a) by the supplemental interest trust, to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the supplemental interest trust to the extent that the floating amount exceeds the corresponding fixed amount.

Net Monthly Excess Cashflow

For any Distribution Date and Pool is equal to the sum of (a) any Overcollateralization Release Amount for such Pool and (b) the excess of (x) the Available Distribution Amount for such Pool and Distribution Date over (y) the sum for such Distribution Date of (A) the Interest Distribution Amounts for the related Certificates, (B) the Interest Shortfall for the related Senior Certificates, (C) Net Swap Payments made by the supplemental interest trust and any swap termination payments (unless the Swap Provider is the defaulting party) and (D) the Principal Remittance Amount for such Pool.

Net Mortgage Rate

As to any Mortgage Loan and any Distribution Date, the excess of the Mortgage Rate over any applicable Servicing Fee Rate and the rate at which any lender paid mortgage guaranty insurance premium accrues, as applicable.

Net Prepayment Interest Shortfalls

With respect to any Distribution Date, the amount by which a Prepayment Interest Shortfall for the related Prepayment Period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable Purchase and Servicing Agreement, to cover such shortfall for such Due Period.

Originators

Collectively, each of Countrywide, the Chase Originators, PHH Mortgage, American Home and each other entity that sold Mortgage Loans to the Seller that were subsequently sold by the Seller to the Depositor and by the Depositor to the Issuing Entity.

Overcollateralization Deficiency Amount

With respect to any Distribution Date and Pool, the amount, if any, by which the Overcollateralization Target Amount for such Pool exceeds the Overcollateralized Amount for such Pool on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount for such Pool on such Distribution Date).

Overcollateralization Floor	With respect to any Distribution Date and Pool, an amount equal to the product of (i) 0.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in such Pool as of the Cut-off Date.
Overcollateralization Increase Amount

For any Distribution Date and Pool is the lesser of (x) the Net Monthly Excess Cashflow for such Pool and Distribution Date and (y) the Overcollateralization Deficiency Amount for such Pool and Distribution Date.

Overcollateralization Release Amount

With respect to any Pool and Distribution Date, the lesser of (x) the Principal Remittance Amount for such Pool and Distribution Date and (y) the excess, if any, of (1) the Overcollateralized Amount for such Pool and Distribution Date over (2) the Overcollateralization Target Amount for such Pool and Distribution Date.

Overcollateralization Target Amount

With respect to any to any Pool and Distribution Date (1) prior to the related Step-Down Date, the product of (a) the amount set forth in the related prospectus supplement and (b) the aggregate Stated Principal Balance of the Mortgage Loans in such Pool as of the Cut-off Date, (2) on or after the related Step-Down Date, provided a Trigger Event for such Pool is not in effect, the greater of (x) the product of (a) the amount set forth in the related prospectus supplement and (b) the aggregate Stated Principal Balance of the Mortgage Loans in such Pool  as of the last day of the related Due Period and (y) the Overcollateralization Floor for such Pool, and (3) on or after the related Step-Down Date, if a Trigger Event is in effect, the Overcollateralization Target Amount for such Pool for the immediately preceding Distribution Date.

Overcollateralized Amount

For any Pool and Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in such Pool  as of the last day of the related Due Period exceeds (y) the sum of the aggregate Class Principal Amount of the related Certificates as of such Distribution Date (assuming that 100% of the Principal Remittance Amount for such Pool is applied as a principal payment on such Distribution Date).

Participant	A participating firm that acts as agent for a Financial Intermediary.
Percentage Interest

For a Certificate, either (x) a fraction, expressed as a percentage, the numerator of which is that Certificate’s Certificate Principal Amount and the denominator of which is the applicable Class Principal Amount, or (y) the percentage stated on the face of that Certificate.

PHH Mortgage	PHH Mortgage Corporation.
PHH Mortgage Loans	The Mortgage Loans included in the Issuing Entity that were originated or acquired by PHH Mortgage.
Plans

Certain employee benefit plans and other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested.

Pledged Assets	The additional collateral, usually securities, securing certain Mortgage Loans that have an original Loan-to-Value Ratio in excess of 80% and are not covered by a primary mortgage insurance policy.
Pledged Asset Loan	Certain Mortgage Loans secured by Pledged Assets.
Pool	A portion of the Mortgage Pool.
Pool Balance

For the Mortgage Pool, on any Distribution Date, the aggregate of the Stated Principal Balances of all the Mortgage Loans outstanding on the Due Date of the month preceding the month of that Distribution Date.

Pooling and Servicing Agreement	The pooling and servicing agreement dated as of the Cut-off Date, among the Depositor, the Master Servicer, the Securities Administrator and the Trustee.
Prepayment Interest Shortfall

With respect to a Mortgage Loan as to which a voluntary prepayment has been made, the amount by which one month’s interest at the applicable Net Mortgage Rate on that Mortgage Loan exceeds the amount of interest actually received in connection with such prepayment.

Principal Distribution Amount	With respect to any Distribution Date, the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Overcollateralization Increase Amount for such Distribution Date.
Principal Remittance Amount

With respect to any Distribution Date and Pool, the portion of the Available Distribution Amount for such Pool equal to the sum (net of certain fees and reimbursements payable to the Master Servicer, the Securities Administrator and the Trustee, to the extent not paid from the Interest Remittance Amount for such Pool) of (i) all scheduled payments of principal collected or advanced on the Mortgage Loans in such Pool by the Servicer that were due during the related Due Period, (ii) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in such Pool during the related Prepayment Period; (iii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds representing or allocable to recoveries of principal of the Mortgage Loans in such Pool received during the related Prepayment Period, including any Subsequent Recoveries on the Mortgage Loans in such Pool; (iv) the principal portion of the purchase price of each Mortgage Loan in such Pool purchased by an Originator or any other person pursuant to the Pooling and Servicing Agreement due to a defect in documentation or a material breach of a representation and warranty with respect to such Mortgage Loan in such Pool or, in the case of a permitted substitution of a Defective Mortgage Loan, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in such Pool with respect to the related Prepayment Period; (v) in connection with any optional purchase of the Mortgage Loans in such Pool, the principal portion of the purchase price, up to the principal portion of the Par Value and (vi) amounts paid under the Interest Rate Swap Agreement, if applicable, to cover Realized Losses incurred on the Mortgage Loans in the related Pool during the related Due Period.

Prepayment Period	The calendar month immediately preceding the Distribution Date.
PTCE	Prohibited Transaction Class Exemption.
Purchase and Servicing Agreement	An underlying mortgage loan purchase and servicing agreement with respect to the Mortgage Loans originally entered into between the Seller and an Originator.
Rating Agencies	As specified in the related term sheet.
Realized Loss

With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of that Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds applied to the principal balance of that Mortgage Loan.  With respect to a Mortgage Loan subject to a Deficient Valuation, the excess of the principal balance of that Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in a Deficient Valuation.  With respect to a Mortgage Loan subject to a Debt Service Reduction, the present value of all monthly Debt Service Reductions, discounted monthly at the applicable Mortgage Rate.

Record Date

With respect to any Distribution Date and certain classes of Certificates, the last Business Day of the month preceding the month of that Distribution Date.  With respect to any Distribution Date and certain other classes of Certificates, the Business Day immediately preceding such Distribution Date.

Regular Certificates	The Certificates, other than any residual certificates.
Relief Act	The Servicemembers Civil Relief Act or any similar state law.
Relief Act Reductions

The amount of interest that would otherwise have been received with respect to any Mortgage Loan in such Pool which was subject to a reduction in the amount of interest collectible as a result of application of a Relief Act.

Replacement Mortgage Loan	One or more mortgage loans with similar characteristics to a Deleted Mortgage Loan which is placed in the Issuing Entity to replace a Deleted Mortgage Loan.
Rules	The rules, regulations and procedures creating and affecting DTC and its operations.
S&P	Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.
Scheduled Payment

With respect to a Mortgage Loan, the scheduled monthly payment on a Mortgage Loan on any Due Date allocable to principal or interest which, unless otherwise specified in the Pooling and Servicing Agreement, will give effect to any related Debt Service Reduction and any related Deficient Valuation that is ordered by a court in bankruptcy and that has the effect of reducing the monthly payment due on such Mortgage Loan.

SEC	The Securities and Exchange Commission.
Securities Administrator	U.S. Bank National Association.
Securities Administrator Fee	An amount equal to 1/12 of the product of (1) the principal balance of the Mortgage Loans as of the first day of the related Due Period and (2) the Securities Administrator Fee Rate.
Securities Administrator Fee Rate	A per annum rate for each of the Mortgage Loans.
Seller	J.P. Morgan Mortgage Acquisition Corp.
Senior Certificates	Any Certificate rated in the highest rating category by a Rating Agency.
Senior Enhancement Percentage

For any Distribution Date and Pool is the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Amount of the Mezzanine and Subordinate Certificates related to such Pool (after giving effect to the distribution of the Principal Distribution Amount for such Pool on such Distribution Date) and (ii) the Overcollateralized Amount for such Pool (after giving effect to the distribution of the Principal Distribution Amount for such Pool on such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans in such Pool as of the last day of the related Due Period.

Servicer	Either JPMCB, Countrywide Servicing, PHH Mortgage, American Home or any other entity that has primary servicing responsibility for the Mortgage Loans.
Servicer Remittance Date	The 18th day of each month (or, if the 18th is not a Business Day, on the immediately preceding Business Day).
Servicing Fee

With respect to each Servicer and each Mortgage Loan serviced by it, an amount equal to 1/12 of the product of (1) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) the Servicing Fee Rate with respect to such Mortgage Loan.

Servicing Fee Rate	With respect to the Mortgage Loans, a per annum rate specified in the related prospectus supplement.
SMMEA	The Secondary Mortgage Market Enhancement Act of 1984
Stated Principal Balance

For any Mortgage Loan at any Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous principal prepayments and Liquidation Proceeds allocable to principal and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related mortgagor.

Step-Down Date

For a Pool, the earlier to occur of (1) the Distribution Date on which the aggregate Class Principal Amount of the related Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date set forth in the related prospectus supplement and (y) the first Distribution Date on which the Senior Enhancement Percentage for such Pool is greater than or equal to the percentage set forth in the related prospectus supplement (for the purpose of this definition only, the Senior Enhancement Percentage shall be calculated prior to the distribution of Principal Distribution Amount for a Pool on the related Mezzanine and Subordinate Certificates).

Subordinate Certificates	The Certificates with a priority of payment lower than the related Senior certificates and the related Mezzanine Certificates.
Subsequent Recoveries	Unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.
Swap Account

The separate account established by the Securities Administrator for the benefit of the holders of the certain Certificates for the deposit of any amounts received under the Interest Rate Swap Agreement.

Swap Provider	JPMCB.
Telerate Page 3750	The display designated as page 3750 on the Bridge Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks.
Trigger Event

Is in effect with respect to any Pool and Distribution Date on or after the related Step-Down Date if either (i) the percentage obtained by dividing (x) the aggregate Stated Principal Balance of the Mortgage Loans in such Pool that are 60 days or more Delinquent (including, for this purpose, loans in REO, foreclosure or bankruptcy status) as of the last day of the prior calendar month by (y) the aggregate Stated Principal Balance of the Mortgage Loans in such Pool as of the last day of the previous calendar month exceeds the percentage set forth in the related prospectus supplement of the Senior Enhancement Percentage for such Pool Distribution Date or (ii) the cumulative Realized Losses on the Mortgage Loans in such Pool (after reduction for all Subsequent Recoveries received from the Cut-off Date through the last day of the related Due Period) as a percentage of the original aggregate Stated Principal Balance of the Mortgage Loans in such Pool as of the Cut-off Date is greater than the percentage for such Distribution Date set forth in the related prospectus supplement.

Trustee	HSBC Bank USA, National Association.
Underwriter	J.P. Morgan Securities Inc.
Unpaid Realized Loss Amount

For any class of Senior, Mezzanine or Subordinate Certificates, the portion of the aggregate Allocated Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates.

Upper-Tier REMIC	The upper-tier REMIC created pursuant to the Pooling and Servicing Agreement.
U.S. Bank	U.S. Bank National Association.

Adjustable-Rate Alternative Loan Program
Mortgage Pass-Through Certificates

(Issuable in Series)

J.P. Morgan Mortgage Acquisition Corp.
Sponsor and Seller

J.P. Morgan Acceptance Corporation I
Depositor

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SUPPLEMENTAL TERM SHEET

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JPMorgan

September 8, 2006